UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
(Amendment No.      )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement ☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

THE SHERWIN-WILLIAMS COMPANY

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐  Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT
CORPORATE GOVERNANCE
ELECTION OF DIRECTORS (PROPOSAL 1)
INDEPENDENCE OF DIRECTORS
COMPENSATION OF DIRECTORS
AUDIT COMMITTEE REPORT
COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE REPORT ON EXECUTIVE COMPENSATION
PERFORMANCE GRAPH
SUMMARY COMPENSATION TABLE
OPTION/SAR GRANTS IN LAST FISCAL YEAR
AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES
EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS
APPROVAL OF THE SHERWIN-WILLIAMS COMPANY 2006 EQUITY AND PERFORMANCE INCENTIVE PLAN (PROPOSAL 2)
APPROVAL OF THE SHERWIN-WILLIAMS COMPANY 2006 STOCK PLAN FOR NONEMPLOYEE DIRECTORS (PROPOSAL 3)
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (PROPOSAL 4)
MATTERS RELATING TO THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
SECURITY OWNERSHIP OF MANAGEMENT
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
APPENDIX A
APPENDIX B
APPENDIX C

The Sherwin-Williams Company

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held April 19, 2006

       The Annual Meeting of Shareholders of THE SHERWIN-WILLIAMS COMPANY will be held in the Landmark Conference Center, 927 Midland Building, 101 Prospect Avenue, N.W., Cleveland, Ohio on Wednesday, April 19, 2006 at 9:00 A.M., local time, for the following purposes:

1.	To fix the number of directors of Sherwin-Williams at 11 and to elect 11 directors to hold office until the next Annual Meeting of Shareholders and until their successors are elected;

2.	To approve The Sherwin-Williams Company 2006 Equity and Performance Incentive Plan;

3.	To approve The Sherwin-Williams Company 2006 Stock Plan for Nonemployee Directors;

4.	To ratify the appointment of Ernst & Young LLP as Sherwin-Williams’ independent registered public accounting firm; and

5.	To transact such other business as may properly come before the Annual Meeting.

      Shareholders of record at the close of business on March 3, 2006 are the only shareholders entitled to notice of and to vote at the Annual Meeting.

      Your vote is important. Whether or not you plan to attend the Annual Meeting, please promptly vote by the Internet, by telephone or by completing and returning the enclosed proxy card. Voting early will help avoid additional solicitation costs and will not prevent you from voting in person at the Annual Meeting if you wish to do so.

      You may help us save money in the future by accessing your proxy materials on-line. If you would like to access proxy materials on the Internet beginning next year, please follow the instructions on the “Investor Relations” page of our website at www.sherwin.com.

L. E. STELLATO
Secretary

101 Prospect Avenue, N.W.

Cleveland, Ohio 44115-1075
March 10, 2006

ADMISSION TO THE 2006 ANNUAL MEETING.

      You are entitled to attend the Annual Meeting only if you were a Sherwin-Williams shareholder as of the close of business on March 3, 2006, the record date. You may be asked to present valid photo identification to enter the Annual Meeting.

•	If you are a shareholder of record, or own your shares through the Stock Ownership and Automatic Dividend Reinvestment Plan or the Employee Stock Purchase and Savings Plan, an admission ticket is attached to your proxy card. Simply tear it off and bring it to the Annual Meeting.

•	If you hold your shares through a broker or other nominee in “street name,” you will be required to provide proof of beneficial ownership as of the record date, such as a bank or brokerage account statement showing ownership as of March 3, 2006, a copy of the voting instruction card provided by your broker or nominee, or similar evidence of ownership.

THE SHERWIN-WILLIAMS COMPANY

101 Prospect Avenue, N.W.

Cleveland, Ohio 44115-1075

PROXY STATEMENT

March 10, 2006

PRELIMINARY

      The enclosed proxy is requested by the Board of Directors in connection with the Annual Meeting of Shareholders to be held on April 19, 2006. This proxy statement is first being mailed on approximately March 10, 2006.

ANNUAL REPORT

      Sherwin-Williams’ Annual Report to Shareholders for the year ended December 31, 2005 is enclosed with this proxy statement. Additional financial and other reports may be submitted at the Annual Meeting, but it is not intended that any action will be taken relating to those reports.

ABOUT THE MEETING

What is the purpose of the Annual Meeting?

      At the Annual Meeting, shareholders will act upon the proposals outlined in the Notice of Annual Meeting of Shareholders, including the election of directors, the approval of The Sherwin-Williams Company 2006 Equity and Performance Incentive Plan, the approval of The Sherwin-Williams Company 2006 Stock Plan for Nonemployee Directors, and the ratification of the appointment of Sherwin-Williams’ independent registered public accounting firm. In addition, management will report on Sherwin-Williams’ performance and respond to questions from shareholders.

Who is entitled to vote?

      Only record holders of our common stock and convertible participating serial preferred stock at the close of business on March 3, 2006, the record date, are entitled to vote at the Annual Meeting. At the close of business on the record date, 136,199,369 shares of common stock and 12,295 shares of convertible participating serial preferred stock were outstanding. Each share owned on the record date is entitled to one vote.

How do I vote?

      If you are a shareholder of record, you can vote in person at the Annual Meeting or you can vote on the Internet, by telephone or by signing and mailing your proxy card in the enclosed envelope. Detailed instructions for Internet and telephone voting are attached to your proxy card. Your Internet or telephone vote authorizes the proxy holders to vote your shares in the same manner as if you signed and returned your proxy card by mail. If you are a shareholder of record and you vote by the Internet or telephone, your vote must be received by 5:00 p.m. E.S.T. on April 18, 2006; you should not return your proxy card.

      If you are a shareholder of record, the proxy holders will vote your shares in accordance with your directions. If you sign and return your proxy card, but do not properly direct how your shares should be voted on a proposal, the proxy holders will vote your shares FOR Proposals 1, 2, 3 and 4. If you sign and return your proxy card, the proxy holders will vote your shares according to their discretion on any other proposals and other matters that may be brought before the Annual Meeting.

      If you hold shares through a broker or other nominee in “street name,” you should complete, sign and date the voting instruction card provided to you by your broker or nominee or vote by the Internet or telephone as permitted by your broker or nominee.

      Shareholders of record may also be represented by another person present at the Annual Meeting by signing a proxy designating such person to act on your behalf. If you hold shares through a broker or nominee, you may not vote in person at the Annual Meeting unless you have obtained a signed proxy from your broker or nominee giving you the right to vote your shares.

      Representatives of The Bank of New York will tabulate the votes and act as inspectors of election at the Annual Meeting.

How do I vote if I am a participant in the Stock Ownership and Automatic Dividend Reinvestment Plan or the Employee Stock Purchase and Savings Plan?

      If you are a participant in one of these plans, your proxy card also serves as voting instructions for the number of shares which you are entitled to direct the vote under each plan. You may vote your shares by the Internet, telephone or mail in the same manner outlined above. If you are a participant in the Employee Stock Purchase and Savings Plan, your voting instructions must be received by the close of business on April 13, 2006 in order to allow the trustee sufficient time for voting.

      If you are a participant in the Employee Stock Purchase and Savings Plan and you do not timely provide your voting instructions, your shares will be voted in the same proportion as the trustee votes those shares for which it receives proper instructions. Any unallocated shares held in the Employee Stock Purchase and Savings Plan also will be voted by the trustee in the same proportion as the trustee votes those shares for which it receives proper instructions.

What are the voting recommendations of the Board of Directors?

      The Board of Directors recommends that you vote:

•	FOR fixing the number of directors at 11 and electing the 11 nominees for directors (Proposal 1);

•	FOR approving The Sherwin-Williams Company 2006 Equity and Performance Incentive Plan (Proposal 2);

•	FOR approving The Sherwin-Williams Company 2006 Stock Plan for Nonemployee Directors (Proposal 3); and

•	FOR ratifying the appointment of Ernst & Young LLP as Sherwin-Williams’ independent registered public accounting firm (Proposal 4).

      The Board of Directors is not aware of any other matters that will be brought before the Annual Meeting for action.

What constitutes a quorum for the Annual Meeting?

      A “quorum” of shareholders is necessary for us to hold a valid Annual Meeting. For a quorum, there must be present, in person or by proxy, or by use of communications equipment, shareholders of record entitled to exercise not less than fifty percent of the voting power of Sherwin-Williams.

      Proxy cards marked as withholding authority, as well as proxy cards containing abstentions and “broker non-votes,” will be treated as present for purposes of determining a quorum. A “broker non-vote” occurs when a broker or other nominee holding shares for a beneficial owner does not vote on a particular “non-routine” proposal because the broker or nominee does not have discretionary voting power for that proposal and has not received voting instructions from the beneficial owner. If you are a beneficial owner and a broker holds your shares, it is expected that your broker will be permitted to vote your shares on both Proposals 1 and 4 even if your broker does not receive voting instructions from you.

What vote is required to approve each proposal?

      Election of Directors (Proposal 1). Proposal 1 to fix the number of directors at 11 requires the affirmative vote of the holders of a majority of the shares present, in person or by proxy, and entitled to vote on this proposal. The nominees receiving the greatest number of votes will be elected. A proxy card marked as withholding authority with respect to the election of one or more directors will not be voted with respect to the director or directors indi-

cated, although it will be counted for quorum purposes.

      Approval of the 2006 Equity and Performance Incentive Plan (Proposal 2). Proposal 2 to approve the 2006 Equity and Performance Incentive Plan requires the affirmative vote of a majority of the votes cast. A proxy card marked as abstaining with respect to this proposal and a broker non-vote with respect to this proposal will be counted for quorum purposes, but will not be counted as a vote cast, and therefore will have no effect on the vote.

      Approval of the 2006 Stock Plan for Nonemployee Directors (Proposal 3). Proposal 3 to approve the 2006 Stock Plan for Nonemployee Directors requires the affirmative vote of a majority of the votes cast. A proxy card marked as abstaining with respect to this proposal and a broker non-vote with respect to this proposal will be counted for quorum purposes, but will not be counted as a vote cast, and therefore will have no effect on the vote.

      Ratification of Independent Registered Public Accounting Firm (Proposal 4). Proposal 4 to ratify the appointment of Ernst & Young LLP as Sherwin-Williams’ independent registered public accounting firm requires the affirmative vote of a majority of the votes cast. A proxy card marked as abstaining with respect to this proposal will be counted for quorum purposes, but will not be counted as a vote cast, and therefore will have no effect on the vote.

      Other Items. All other proposals and other business as may properly come before the Annual Meeting require the affirmative vote of a majority of the votes cast, except as otherwise required by statute or Sherwin-Williams’ Amended Articles of Incorporation or Regulations.

Can I revoke or change my vote after I submit my proxy?

      Yes. You can revoke or change your vote before the proxy holders vote your shares by timely:

•	giving a revocation to Sherwin-Williams’ Vice President, General Counsel and Secretary in writing, in a verifiable communication or at the Annual Meeting;

•	returning a later signed and dated proxy card;

•	entering a new vote by the Internet or telephone; or

•	voting in person at the Annual Meeting.

How can I attend the Annual Meeting?

      You are entitled to attend the Annual Meeting only if you were a Sherwin-Williams shareholder as of the close of business on March 3, 2006, the record date. You may be asked to present valid photo identification to enter the Annual Meeting.

•	If you are a shareholder of record, or own your shares through the Stock Ownership and Automatic Dividend Reinvestment Plan or the Employee Stock Purchase and Savings Plan, an admission ticket is attached to your proxy card. Simply tear it off and bring it to the Annual Meeting.

•	If you hold your shares through a broker or other nominee in “street name,” you will be required to provide proof of beneficial ownership as of the record date, such as a bank or brokerage account statement showing ownership as of March 3, 2006, a copy of the voting instruction card provided by your broker or nominee, or similar evidence of ownership.

CORPORATE GOVERNANCE

      Sherwin-Williams has a long history of good corporate governance practices that has greatly aided our long-term success. The Board of Directors and management have recognized for many years the need for sound corporate governance practices in fulfilling their respective duties and responsibilities to shareholders.

      Corporate Governance Guidelines. The Board of Directors has adopted Corporate Governance Guidelines, which provide the framework for the governance of our company. These Corporate Governance Guidelines are reviewed by the Board of Directors at least annually. From time to time, our Corporate Governance Guidelines may be revised to reflect new regulatory requirements and evolving corporate governance practices.

      Business Ethics Policy. Sherwin-Williams has operated under a Business Ethics Policy for many years and is committed to conducting business in an ethical and legal manner throughout the world. Our Business Ethics Policy applies to all of our directors, officers and employees and outlines the broad principles of ethical and legal conduct embraced by Sherwin-Williams to guide our business related conduct. Under the Business Ethics Policy, any director or employee who reasonably believes or suspects that Sherwin-Williams or any director or employee has or is engaging in improper or illegal activities, fraud or activities which appear to be inconsistent with or in violation of the Business Ethics Policy is responsible for reporting such activities. Sherwin-Williams does not permit retaliation of any kind against any person who, in good faith, reports any known or suspected improper activities pursuant to the Business Ethics Policy.

      The Business Ethics Policy includes additional ethical obligations for our senior financial management (which includes our chief executive officer, our chief financial officer, and the controller, treasurer and principal financial and accounting personnel in our operating groups and corporate departments). Our senior financial management is responsible for creating and maintaining a culture of high ethical standards throughout our company to ensure the fair and timely reporting of our financial results and financial condition.

      Communications with Directors. The Board of Directors has adopted a process by which shareholders and other interested parties may communicate with the non-management directors or the chairperson of any of the committees of the Board of Directors by e-mail or regular mail. Communications by e-mail should be sent to the auditchair@sherwin.com, compchair@sherwin.com, or corpgovchair@sherwin.com, or to the non-management directors as a group to the non-managementdirectors@sherwin.com. Communications by regular mail should be sent to the attention of the Chairperson, Audit Committee, Chairperson, Compensation and Management Development Committee, or Chairperson, Nominating and Corporate Governance Committee, or to the non-management directors as a group to the Non-Management Directors, each c/o Corporate Secretary, The Sherwin-Williams Company, 101 Prospect Avenue, N.W., 12th Floor, Midland Building, Cleveland, Ohio 44115.

      All communications received in accordance with this process will be reviewed by Sherwin-Williams’ management to determine whether the communication requires immediate action. Management will pass on all communications received, or a summary of such communications, to the appropriate director or directors.

      Complaint Procedures for Accounting, Auditing and Financial Related Matters. The Audit Committee has established procedures for receiving, retaining and treating complaints from any source regarding accounting, internal accounting controls and auditing matters, and procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters. Interested parties may communicate such complaints by following the procedures for Communications with Directors, as outlined above. Employees may report such complaints by following the procedures outlined in the Business Ethics Policy. Sherwin-Williams does not permit any retaliation of any kind against any person who, in good faith, submits a complaint or concern under these procedures.

      Independence of Directors. Under Sherwin-Williams’ Director Independence Standards (a copy of which is attached as Appendix A), 10 of our current 11 directors are independent and 10 of our 11 director nominees are independent. In addition, all members of the Audit Committee, Compensation and Management Development Committee, and Nominating and Corporate Governance Committee are independent.

      Executive Sessions. The non-management members of the Board of Directors meet at least twice each year in regularly scheduled executive sessions. Additional executive sessions may be scheduled by the non-management directors. The chairpersons of the Audit Committee, the Compensation and Man-

agement Development Committee and the Nominating and Corporate Governance Committee rotate presiding over these sessions.

      Annual Board Self-Assessments. The Board of Directors has instituted annual self-assessments of the Board of Directors, as well as the Audit Committee, the Compensation and Management Development Committee, and the Nominating and Corporate Governance Committee, to assist in determining whether the Board of Directors and its committees are functioning effectively. In early 2006, the Board and each of its committees completed self-evaluations and reviewed and discussed the results. This evaluation process was overseen by the Nominating and Corporate Governance Committee.

      Board Committee Charters. The Board of Directors has adopted written charters for the Audit Committee, the Compensation and Management Development Committee, and the Nominating and Corporate Governance Committee. Each committee reviews and evaluates the adequacy of its charter at least annually and recommends any proposed changes to the Board of Directors for approval.

      Stock Ownership Guidelines. The Board of Directors has established a minimum share ownership requirement for its directors, executive officers and operating presidents. Each director who has served on the Board for at least five years is expected to own a minimum of 5,000 shares of common stock. Each executive officer and operating president who has served in such capacity for at least five years is expected to own shares of common stock equal in value to a multiple of their base salary ranging from a low of three times to a high of five times for the Chairman and Chief Executive Officer. For purposes of meeting this minimum share ownership requirement, each equivalent share of common stock held under Sherwin-Williams’ benefit plans is considered as a share of common stock. Stock options are not considered towards meeting the share ownership requirement. All directors, executive officers and operating presidents have either met such guidelines or are pursuing plans to meet such guidelines within the time frames prescribed.

      Availability of Corporate Governance Materials. You can access all committee charters, our Corporate Governance Guidelines, our Director Independence Standards, our Business Ethics Policy and other corporate governance materials in the “Corporate Governance” section on the “Investor Relations” page of our website at www.sherwin.com, or you may receive copies without charge by writing to us at: The Sherwin-Williams Company, 101 Prospect Avenue, N.W., Cleveland, Ohio 44115, Attention: Investor Relations.

ELECTION OF DIRECTORS (PROPOSAL 1)

      At the Annual Meeting, the number of directors is to be fixed at 11, and 11 directors are to be elected to hold office until the next Annual Meeting of Shareholders and until their successors are elected.

      Our Board of Directors currently has 11 members. All of the nominees were elected by the shareholders at the 2005 Annual Meeting, except for Mr. Hodnik who was appointed a director by unanimous action of the Board of Directors on July 20, 2005 and Mr. Anton who was nominated to be elected a director by unanimous action of the Board of Directors on February 22, 2006. In addition, Mr. Collins is retiring as a director at the Annual Meeting in accordance with the Board of Directors’ retirement policy. All of the nominees are independent except for Mr. Connor. There are no family relationships among any of the directors and executive officers.

      Each of the nominees has agreed to serve if elected. Should any nominee decline or be unable to accept such nomination or be unable to serve, an event which management does not expect, the Board of Directors reserves the right in its discretion to substitute another person as a nominee or to reduce the number of nominees. In this event, the proxy holders may vote in their discretion for any substitute nominee proposed by the Board of Directors unless you indicate otherwise.

      The following is information regarding each nominee:

ARTHUR F. ANTON

President and
Chief Executive Officer,
Swagelok Company

Arthur F. Anton, 48, has served as President and Chief Executive Officer of Swagelok Company (manufacturer and provider of fluid system products and services) since January 2004. Mr. Anton served as President and Chief Operating Officer of Swagelok from January 2001 to January 2004, Executive Vice President of Swagelok from July 2000 to January 2001, and Chief Financial Officer of Swagelok from August 1998 to July 2000. Mr. Anton is also a Director of University Hospitals Health System.

JAMES C. BOLAND

Vice Chairman,
Cavaliers Operating Company, LLC
Director of Sherwin-Williams since 1998

James C. Boland, 66, has served as Vice Chairman of Cavaliers Operating Company, LLC (formerly known as Cavaliers/Gund Arena Company) (operator of the Cleveland Cavaliers professional basketball team and Quicken Loans Arena) since January 2003. Mr. Boland served as President and Chief Executive Officer of CAVS/Gund Arena Company from January 1998 to January 2003. Prior to his retirement from Ernst & Young LLP in September 1998, Mr. Boland served for 22 years as a partner of Ernst & Young LLP in various roles including Vice Chairman and Regional Managing Partner as well as a member of the firm’s Management Committee from 1988 to 1996 and as Vice Chairman of National Accounts from 1997 to his retirement. Mr. Boland is also a Director of The Goodyear Tire & Rubber Company and Invacare Corporation and is a Trustee of Bluecoats, Inc. and The Harvard Business School Club of Cleveland.

CHRISTOPHER M. CONNOR
Chairman, President and

Chief Executive Officer,
Sherwin-Williams
Director of Sherwin-Williams since 1999

Christopher M. Connor, 49, has served as Chairman of Sherwin-Williams since April 2000, President of Sherwin-Williams since July 2005, and Chief Executive Officer of Sherwin-Williams since October 1999. Mr. Connor served as Vice Chairman of Sherwin-Williams from October 1999 to April 2000 and President, Paint Stores Group of Sherwin-Williams from August 1997 to October 1999. Mr. Connor has been with Sherwin-Williams since 1983 in roles of increasing responsibility. Mr. Connor is also a Director of National City Corporation and Diebold, Incorporated. In addition, Mr. Connor is Chairman of University Hospitals Health System, serves on the boards of Keep America Beautiful, Rock and Roll Hall of Fame, Playhouse Square Foundation, United Way Services of Greater Cleveland, Greater Cleveland Partnership, National Association of Manufacturers, National Paint & Coatings Association and The Catholic Diocese of Cleveland Foundation and is a member of the Dean’s Advisory Council of the Fisher College of Business, The Ohio State University.

DANIEL E. EVANS

Retired, Former Chairman, Chief
Executive Officer and Secretary,
Bob Evans Farms, Inc.
Director of Sherwin-Williams since 1990

Daniel E. Evans, 69, prior to his retirement in April 2001, served as Chairman of Bob Evans Farms, Inc. (food products and restaurants) since 1971. Mr. Evans served as Chief Executive Officer and Secretary of Bob Evans Farms from 1971 to April 2000. Mr. Evans is also a Director of Bob Evans Farms, Evans Enterprises, Inc. and Motorists Mutual Insurance Company.

DAVID F. HODNIK

Retired, Former President and
Chief Executive Officer,
Ace Hardware Corporation
Director of Sherwin-Williams since 2005

David F. Hodnik, 58, prior to his retirement in April 2005, served as Chief Executive Officer of Ace Hardware Corporation (cooperative of independent hardware retail stores) since January 2005. Mr. Hodnik served as President and Chief Executive Officer of Ace from January 1996 through December 2004. Mr. Hodnik joined Ace in October 1972 and held various financial, accounting and operating positions at Ace.

SUSAN J. KROPF

President and Chief Operating Officer,
Avon Products, Inc.
Director of Sherwin-Williams since 2003

Susan J. Kropf, 57, has served as President and Chief Operating Officer of Avon Products, Inc. (global manufacturer and marketer of beauty and related products) since January 2001. Mrs. Kropf served as Executive Vice President and Chief Operating Officer, North America and Global Business Operations, of Avon from December 1999 to January 2001 and Executive Vice President and President, North America, of Avon from March 1997 to December 1999. Mrs. Kropf joined Avon in 1970 and has held various positions in manufacturing, marketing and product development. Mrs. Kropf is also a Director of Avon, MeadWestvaco Corporation, the Fragrance Foundation and the Wallace Foundation.

ROBERT W. MAHONEY

Retired, Former Chairman, Chief
Executive Officer and President,
Diebold, Incorporated
Director of Sherwin-Williams since 1995

Robert W. Mahoney, 69, prior to his retirement in April 2000, served as Chairman of Diebold, Incorporated (manufacturer of financial self-service transaction systems and security products) since April 1988. Mr. Mahoney served as Chief Executive Officer of Diebold from April 1988 to November 1999 and President of Diebold from July 1993 to November 1996. Mr. Mahoney is also a Director of Cincinnati Bell Inc. and The Timken Company, is Chairman of the Federal Reserve Bank of Cleveland, Chairman of Ignite Sales, Inc. and Chairman of Mercy Medical Center (Canton, Ohio), is a Trustee of the Professional Football Hall of Fame, and is a Member of the Stark (County, Ohio) Development Board, Inc.

GARY E. MCCULLOUGH

Senior Vice President,
Abbott Laboratories
President, Ross Products Division
Director of Sherwin-Williams since 2002

Gary E. McCullough, 47, has served as Senior Vice President of Abbott Laboratories and President of its Ross Products Division (manufacturer of a variety of pediatric and adult nutritional products) since December 2003. Immediately prior to joining Abbott, Mr. McCullough served as Senior Vice President – Americas of Wm. Wrigley Jr. Company from March 2000 to December 2003. Mr. McCullough also spent 13 years at the Procter & Gamble Company where he served in a variety of marketing and management positions including General Manager, North America Home Care Category from December 1998 to March 2000, Marketing Director, Juice Products Category from September 1996 to December 1998, and Marketing Director, Laundry & Cleaning Products, Venezuela from December 1995 to September 1996. Mr. McCullough is a Director of the Columbus Chamber of Commerce and a Member of the Board of Trustees of COSI Columbus (Center of Science and Industry) and United Way of Central Ohio.

A. MALACHI MIXON, III

Chairman and Chief Executive Officer,
Invacare Corporation
Director of Sherwin-Williams since 1993

A. Malachi Mixon, III, 65, has served as Chief Executive Officer of Invacare Corporation (manufacturer and distributor of home health care products) since January 1980 and Chairman of Invacare since September 1983. Mr. Mixon served as President of Invacare from January 1980 to November 1996. Mr. Mixon is also a Director of The Lamson and Sessions Co., is Chairman of The Cleveland Clinic Foundation and the Cleveland Institute of Music, and is a Trustee of Case Western Reserve University.

CURTIS E. MOLL

Chairman and Chief Executive Officer,
MTD Holdings Inc
Director of Sherwin-Williams since 1997

Curtis E. Moll, 66, has served as Chairman and Chief Executive Officer of MTD Holdings Inc (manufacturer of outdoor power equipment and tools, dies and stampings for the automotive industry) since October 1980. Mr. Moll is also a Director of AGCO Corporation and is Chairman of the Board of Directors of Shiloh Industries, Inc.

RICHARD K. SMUCKER

President and Co-Chief Executive Officer,
The J.M. Smucker Company
Director of Sherwin-Williams since 1991

Richard K. Smucker, 57, has served as Co-Chief Executive Officer of The J.M. Smucker Company (makers of food products) since February 2001 and President of J.M. Smucker since January 1987. Mr. Smucker served as Chief Financial Officer of J.M. Smucker from June 2003 to January 2005. Mr. Smucker is also a Director of J.M. Smucker and Wm. Wrigley Jr. Company and is a Trustee of Miami University of Ohio and the Musical Arts Association (The Cleveland Orchestra).

      The Board of Directors recommends that you vote “FOR” Proposal 1 relating to the election of directors.

INDEPENDENCE OF DIRECTORS

      The Board of Directors has adopted categorical Director Independence Standards to assist the Board of Directors in determining the independence of each director. To be considered independent, the Board of Directors must affirmatively determine that the director has no material relationship with Sherwin-Williams. In each case, the Board of Directors broadly considers all relevant facts and circumstances, including the director’s commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships, and such other criteria as the Board of Directors may determine from time to time.

      During the Board of Directors’ annual review of director independence, the Board of Directors considers relationships and transactions between each director or an immediate family member of the director and Sherwin-Williams. The Board of Directors also considers relationships and transactions between each director or an immediate family member of the director and Sherwin-Williams’ senior management.

      As a result of this review, the Board of Directors determined that 10 of our current 11 directors are independent, 10 of our 11 director nominees are independent, and all members of the Audit Committee, Compensation and Management Development Committee, and Nominating and Corporate Governance Committee are independent. The Board of Directors has determined that Mrs. Kropf and Messrs. Anton, Boland, Collins, Evans, Hodnik, Mahoney, McCullough, Mixon, Moll and Smucker meet these standards and are independent and, in addition, satisfy the independence requirements of the New York Stock Exchange.

COMPENSATION OF DIRECTORS

      Director Fees. The Compensation and Management Development Committee recently approved changes to the compensation payable to Sherwin-Williams’ nonemployee directors. Officers of Sherwin-Williams who also serve as directors do not receive any extra compensation for services as a director. Effective January 1, 2006, the cash and equity compensation payable to Sherwin-Williams’ nonemployee directors is as follows:

•	An annual cash retainer of $65,000;

•	An additional annual cash retainer of $12,500 for the chair of the Audit Committee;

•	An additional annual cash retainer of $10,000 for the chair of the Compensation and Management Development Committee;

•	An additional annual cash retainer of $7,500 for the chair of the Nominating and Corporate Governance Committee;

•	A meeting fee of $1,750 for each Board or committee meeting attended in excess of seven meetings during a calendar year. For purposes of calculating the number of meetings during a calendar year, any Board and committee meetings held on the same date shall constitute one meeting; and

•	An annual grant of restricted stock valued at approximately $65,000 at the time of the grant under the 1997 Stock Plan for Nonemployee Directors. This plan was approved by the shareholders at the 1997 Annual Meeting. As part of this proxy statement, management is proposing that the shareholders approve a new stock plan for the nonemployee directors, the 2006 Stock Plan for Nonemployee Directors, which will replace the 1997 Stock Plan.

      During 2005, the annual cash retainer payable to the nonemployee directors was $60,000. In addition, the chair of the Audit Committee received an additional annual cash retainer of $10,000, the chair of the Compensation and Management Development Committee received an additional annual cash retainer of $7,500, and the chair of the Nominating and Corporate Governance Committee received an additional annual cash retainer of $5,000. Nonemployee directors were also eligible to receive a meeting fee of $1,750 for each Board or Committee meeting attended in excess of seven meetings during 2005. During 2005, each nonemployee director received a grant of 1,500 shares of restricted stock. The shares of restricted stock vest in annual increments of 500 shares over three years.

NONEMPLOYEE DIRECTOR COMPENSATION TABLE

      The following table sets forth the director fees paid to Sherwin-Williams’ current nonemployee directors during 2005.

		Annual Committee		Annual Grant
	Annual Board	Chair		of Restricted
Name	Cash Retainer ($)	Cash Retainer ($)		Stock ($)(5)	Total ($)(6)

J. C. Boland	60,000	5,000	(2)	64,920	129,920

D. E. Collins	60,000	7,500	(3)	64,920	132,420

D. E. Evans	60,000	-0-		64,920	124,920

D. F. Hodnik(1)	30,000	-0-		72,945	102,945

S. J. Kropf	60,000	-0-		64,920	124,920

R. W. Mahoney	60,000	-0-		64,920	124,920

G. E. McCullough	60,000	-0-		64,920	124,920

A. M. Mixon, III	60,000	-0-		64,920	124,920

C. E. Moll	60,000	-0-		64,920	124,920

R. K. Smucker	60,000	10,000	(4)	64,920	134,920

[1]	Mr. Hodnik was appointed to the Board of Directors on July 20, 2005.

[2]	Mr. Boland served as Chair of the Nominating and Corporate Governance Committee.

[3]	Mr. Collins served as Chair of the Compensation and Management Development Committee.

[4]	Mr. Smucker served as Chair of the Audit Committee.

[5]	The dollar value of restricted stock indicated in this column is equal to the number of shares of restricted stock granted multiplied by the closing price of our common stock on the date of grant.

[6]	No meeting fees were paid to any of the directors during 2005.

      Other Benefits. All directors are reimbursed for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of the Board of Directors and its committees (including travel expenses of spouses if they are invited for a specific business purpose).

      Sherwin-Williams pays the premiums for liability insurance and business travel accident insurance for all directors, including $225,000 accidental death and dismemberment coverage and $225,000 permanent total disability coverage, while the directors are traveling on Sherwin-Williams’ business.

      Directors may also receive the same discounts as Sherwin-Williams’ employees on the purchase of products at Sherwin-Williams’ stores and are eligible to participate in Sherwin-Williams’ matching gifts programs on the same basis as employees. These programs provide for annual matches of up to $5,000 under the matching gifts to education program and $1,000 under the matching gifts for volunteer leaders program, as well as annual grants of up to $200 under the grants for volunteers program.

      Deferral of Director Fees. In accordance with the Director Deferred Fee Plan, directors may elect to defer all or a part of their retainer and meeting fees. Deferred fees may be credited in a common stock account, a shadow stock account or an interest bearing cash account. The value of the shadow stock account reflects changes in the market price of Sherwin-Williams common stock and the payment of dividends. Amounts deferred may be distributed either in annual installments over a period up to ten years or in a lump sum on the date chosen by the director. The table entitled “Security Ownership of Management” on page 40 includes information relating to the number of shares of common stock and shadow stock held by the directors under the Director Deferred Fee Plan.

BOARD MEETINGS AND COMMITTEE MEMBERSHIP

      The Board of Directors held four meetings during 2005. Each director attended at least 75% of the meetings of the Board of Directors and committees on which he or she served. Each director is expected to attend, absent unusual circumstances, all annual and special meetings of shareholders. All directors attended the 2005 Annual Meeting of Shareholders.

      The Board of Directors has established an Audit Committee, a Compensation and Management Development Committee and a Nominating and Corporate Governance Committee. The following table sets forth the current membership of these committees.

			Compensation and	Nominating and
			Management	Corporate
Name	Audit		Development	Governance

J. C. Boland	x			x *

D. E. Collins			x *	x

D. E. Evans			x

D. F. Hodnik	x

S. J. Kropf			x

R. W. Mahoney			x	x

G. E. McCullough	x

A. M. Mixon, III				x

C. E. Moll	x			x

R. K. Smucker	x	*		x

* Committee Chair

      Audit Committee. The purpose of the Audit Committee is to assist the Board of Directors in fulfilling the Board of Directors’ oversight responsibilities on matters relating to:

•	the integrity of Sherwin-Williams’ financial statements;

•	the independent registered public accounting firm’s qualifications and independence;

•	the performance of Sherwin-Williams’ internal audit function and independent registered public accounting firm;

•	Sherwin-Williams’ compliance with legal and regulatory requirements;

•	preparing the report required by the rules of the SEC to be included in Sherwin-Williams’ annual proxy statement; and

•	engaging in such other matters as may from time to time be specifically delegated to the Committee by the Board of Directors.

      The Board of Directors has adopted a written charter for the Committee. A complete copy of the charter was attached to the 2004 proxy statement and can be found on our website at www.sherwin.com.

      The Audit Committee met four times during 2005. Each member of the Committee is independent as defined in the corporate governance listing standards of the New York Stock Exchange, SEC regulations and our Director Independence Standards. The Board of Directors has determined that Messrs. Boland and Smucker are “audit committee financial experts,” as that term is defined by SEC regulations. No member of the Audit Committee serves on the audit committees of three other public companies.

      Compensation and Management Development Committee. The purpose of the Compensation and Management Development Committee is to assist the Board of Directors in fulfilling the Board of Directors’ oversight responsibilities on matters relating to:

•	compensating Sherwin-Williams’ management, which includes Sherwin-Williams’ executive officers;

•	overseeing Sherwin-Williams’ management succession planning;

•	producing an annual report on executive compensation required by the rules of the SEC to be included in Sherwin-Williams’ annual proxy statement; and

•	engaging in such other matters as may from time to time be specifically delegated to the Committee by the Board of Directors.

      The Compensation and Management Development Committee met four times during 2005. Each member of the Committee is independent as defined in the corporate governance listing standards of the New York Stock Exchange and our Director Independence Standards.

      Nominating and Corporate Governance Committee. The purpose of the Nominating and Corporate Governance Committee is to assist the Board of Directors in fulfilling the Board of Directors’ oversight responsibilities on matters relating to:

•	identifying individuals qualified to become members of the Board of Directors;

•	recommending to the Board of Directors the director nominees for election as directors of Sherwin-Williams;

•	recommending to the Board of Directors the director nominees for each committee of the Board of Directors;

•	reviewing, developing and recommending to the Board of Directors a set of corporate governance guidelines applicable to Sherwin-Williams;

•	guiding the Board of Directors in its annual evaluation of the Board of Directors’ performance; and

•	engaging in such other matters as may from time to time be specifically delegated to the Committee by the Board of Directors.

      The Nominating and Corporate Governance Committee met twice in 2005. Each member of the Committee is independent as defined in the corporate governance listing standards of the New York Stock Exchange and our Director Independence Standards.

      Director Qualifications. The Committee seeks a diverse group of candidates who possess the appropriate characteristics, skills, experience and time to make a significant contribution to the Board of Directors, Sherwin-Williams and its shareholders. Each candidate will be evaluated in the context of the Board of Directors as a whole, with the objective that the Board of Directors can best perpetuate Sherwin-Williams’ success and represent shareholders’ interests through the exercise of sound business judgment using the directors’ diversity of experiences. Each candidate shall have the highest personal and professional character and integrity, and shall have demonstrated exceptional ability and judgment in their respective endeavors. In addition, candidates must possess sufficient time to effectively carry out their oversight duties and responsibilities.

      In considering the composition of the Board of Directors as a whole, the following skills and experiences of each individual candidate will be considered in addition to such other skills and experiences as the Board of Directors deems appropriate given the then-current needs of the Board of Directors and Sherwin-Williams.

•	Management;

•	Financial Expertise;

•	Manufacturing, Distribution;

•	Technical, Research & Development;

•	International Operations;

•	Marketing, Sales; and

•	Retail Operations.

      The Committee may employ professional search firms (for which it pays a fee) to assist it in identifying potential members of the Board of Directors with the desired skills and disciplines.

      Consideration of Candidates Recommended by Shareholders. The Committee’s policy with respect to the consideration of director candidates recommended by shareholders is that the Committee will consider such candidates on the same basis and in the same manner as it considers all director candidates. Shareholders may submit recommendations, along with proof of shareholder status, in writing to Chairperson, Nominating and Corporate Governance Committee, c/o Corporate Secretary, The Sherwin-Williams Company, 101 Prospect Avenue, N.W., 12th Floor, Midland Building, Cleveland, Ohio 44115.

AUDIT COMMITTEE REPORT

      Management has the primary responsibility for the integrity of Sherwin-Williams’ financial information and the financial reporting process, including the system of internal control over financial reporting. Ernst & Young LLP, Sherwin-Williams’ independent registered public accounting firm, is responsible for conducting independent audits of Sherwin-Williams’ financial statements and management’s assessment of the effectiveness of internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States) and expressing an opinion on the financial statements and management’s assessment based upon those audits. The Audit Committee is responsible for overseeing the conduct of these activities by management and Ernst & Young LLP.

      As part of its oversight responsibility, the Committee has reviewed and discussed the audited financial statements, the adequacy of financial controls and the effectiveness of Sherwin-Williams’ internal control over financial reporting with management and Ernst & Young LLP. The Committee also has discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Committee has received the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with Ernst & Young LLP that firm’s independence.

      Based upon these reviews and discussions, the Committee recommended to the Board of Directors that the audited financial statements be included in Sherwin-Williams’ Annual Report on Form 10-K for the year ended December 31, 2005 for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE

R. K. Smucker, Chairman

J. C. Boland
D. F. Hodnik
G. E. McCullough
C. E. Moll

COMPENSATION AND MANAGEMENT
DEVELOPMENT COMMITTEE
REPORT ON EXECUTIVE COMPENSATION

      Introduction.  The Compensation and Management Development Committee assists the Board of Directors in fulfilling the Board’s oversight responsibilities to administer Sherwin-Williams’ management compensation program. Each member of the Committee is independent as defined in the corporate governance listing standards of the New York Stock Exchange and Sherwin-Williams’ Director Independence Standards.

      The Committee reports to the Board of Directors on all compensation matters regarding Sherwin-Williams’ executive officers and other key salaried employees. The executive officers are identified in Sherwin-Williams’ 2005 Annual Report to Shareholders. The Committee annually reviews and approves the compensation (including annual base salary, annual incentive opportunity, long-term incentive opportunity and other employee benefits) for Sherwin-Williams’ executive officers and other key salaried employees. The Committee has the sole authority to retain compensation consultants and consulting firms to assist in the evaluation of executive compensation matters. You may learn more about the Committee’s responsibilities by reading the Committee’s Charter, which is available in the “Corporate Governance” section on the “Investor Relations” page of Sherwin-Williams’ website at www.sherwin.com.

      Management Compensation Policy. All of Sherwin-Williams’ compensation programs are designed to maintain a performance and achievement-oriented environment throughout the company. Compensation programs are also designed to attract, retain and motivate talented and skilled individuals at all levels of the company. The management compensation program is designed to meet those same objectives. Compensation levels are based upon the position and level of responsibility of the employee, the performance of the individual employee, and the performance of Sherwin-Williams and its business units.

      Management Compensation Program. Sherwin-Williams’ management compensation program is comprised of both cash and equity-based incentive compensation. The major components of the program consist of:

•	competitive base salaries that reflect, in part, individual performance;

•	additional annual incentive compensation, paid in the form of a cash bonus, based on the achievement of financial and other performance goals;

•	long-term stock-based incentive opportunities, which may include stock options and performance-based restricted stock; and

•	other benefits.

      The annual base salary, annual incentive compensation and long-term incentive opportunities are intended to be competitive with market base salary and incentive compensation opportunities. Data is collected from various commercially available executive compensation surveys and information is gathered by an outside compensation consultant retained by the Committee in order to identify the base salary and incentive opportunities available at manufacturing and retail companies with comparable sales. The Committee believes that these companies likely compete with Sherwin-Williams for executive talent. This group of companies is a larger and more diverse group of companies than the companies comprising the peer group identified in the performance graph, but may include such companies if they participated in one or more of the compensation surveys. For the various components of compensation, the Committee uses the median compensation paid to executive officers holding equivalent positions or having similar responsibilities in manufacturing and retail companies with comparable sales. The amount of compensation paid to the executive officers is not based upon the cumulative total return on Sherwin-Williams common stock as reflected in the performance graph.

      Base Salary.  Annual cash compensation consists, in part, of a base salary. A salary range for each executive officer is approved each year on the basis of such person’s position and level of responsibility. The midpoint of the range generally approximates the average salary paid for an equivalent position at comparable companies. Once a range is formulated, salary levels are based upon the executive officer’s performance and, to a lesser extent, tenure in the particular position.

      Annual salary increases are based on Sherwin-Williams’ overall annual salary budget guidelines and an evaluation of the individual’s performance. As part of Sherwin-Williams’ annual budget process, Sherwin-Williams’ overall salary structure is reviewed to insure that it remains competitive. For 2005, Sherwin-Williams adopted a 3.5% overall merit ceiling for salary increases, with possible merit increases ranging from 0% to 8%. The executive officer’s performance for the prior year is reviewed by his or her direct supervisor or, with respect to the performance of the Chief Executive Officer, by the Committee. The performance criteria utilized encompass both quantitative and qualitative measures which vary by executive officer and which usually relate to the particular business unit or function for which such person has responsibility. The base salary of each executive officer is then reviewed and approved annually by the Committee.

      Annual Incentive Compensation. Annual cash compensation also consists of the opportunity to earn a cash bonus under the Management Incentive Plan. All of the executive officers participate in the Management Incentive Plan. In determining the amount of any bonus paid to the executive officers, great emphasis is placed on establishing incentive opportunities that are directly linked with Sherwin-Williams’ performance and the maximization of shareholder value. The Committee establishes a threshold goal of increased company earnings, and 75% of this earnings increase must be met before a bonus is paid, subject to the Committee’s discretion to grant awards for individual performance and make adjustments for non-recurring or unusual items. Sherwin-Williams exceeded 75% of the earnings goal established for 2005.

      The Committee annually approves target and maximum bonus award levels for the executive officers as a percent of salary. Target bonus awards are determined by using the median incentive compensation available at comparable companies, which is generally equivalent to the amount an executive officer could receive under the Management Incentive Plan if a 100% average of Sherwin-Williams’ and the individual’s goals are attained. For 2005, annual bonus awards for the executive officers could have ranged from zero, if less than a 75% average of the stated goals were reached, to a target award of between 45% and 95% of the executive officer’s base salary (depending upon the executive officer’s position) if a 100% average of the stated goals were attained. In the event Sherwin-Williams and an executive officer exceeded a 100% average of the stated goals, bonuses could have been awarded up to an aggregate maximum amount of 70% to 140% of the executive officer’s base salary (depending upon position). Consequently, the amount of the annual bonus paid to an executive officer in any year may exceed or fall below the median incentive compensation available at comparable companies. The management compensation program is designed so that executive officers may earn higher than average total compensation for above average performance and lower than average total compensation for below average performance.

      The Committee recently approved a change in bonus award levels beginning with bonuses earned for 2006 for the Chief Executive Officer, the Chief Financial Officer, and the President, Paint Stores Group. The Committee increased the maximum bonus award to 165% of base salary for the Chief Executive Officer, increased the maximum bonus award to 135% of base salary for the Chief Financial Officer, and increased the minimum, target and maximum bonus awards to 40%, 75% and 135%, respectively, of base salary for the President, Paint Stores Group. The table below sets forth the minimum, target and maximum cash bonus award levels, as a percent of salary, for the executive officers named in the Summary Compensation Table based upon the executive officer achieving 75%, 100% and 125%, respectively, of his or her individual performance goals.

	Incentive Award as a Percentage
	of Base Salary

Named Executive Officer	Minimum	Target	Maximum

C.M. Connor	40	95	165
S. P. Hennessy	40	75	135
J.G. Morikis	40	75	135
L.E. Stellato	30	60	95
C.G. Ivy	30	60	95

      Decisions on annual bonuses awarded to an executive officer are based upon the achievement of the threshold company earnings goal and the accomplishment by the executive officer of individual performance goals. Individual performance goals are assigned at the beginning of each year and are approved by the Chief Executive Officer or, with respect to the goals of the Chief Executive Officer, by the Committee. Individual performance goals vary by executive officer and usually relate to the particular business unit or function for which such person has responsibility. Executive officers are encouraged to have quantitative goals that stretch performance and have a significant impact on the improvement of a business unit or the company. Financial performance goals are generally weighted more heavily. Each executive officer’s achievement of his performance goals are reviewed and approved by the Committee annually.

      Long-term Incentive Compensation. Long-term incentive compensation in the form of stock options and restricted stock may be awarded to any one or all of the executive officers under the 2003 Stock Plan. The purpose of the 2003 Stock Plan is to attract and retain key executive, managerial, technical and professional personnel for Sherwin-Williams by pro-

viding incentives and rewards for performance. All of the executive officers participate in the 2003 Stock Plan. Stock options and restricted stock are usually granted to the executive officers on an annual basis. Currently, stock options and restricted stock each represent about 50% of the value of long-term incentive compensation grants for executive officers. Grants of stock options and restricted stock vest over time, which encourage executive officers to improve the long-term performance of Sherwin-Williams, rather than to focus on short-term goals, thereby more closely aligning the interests of executive officers with the interests of shareholders. As part of this proxy statement, management is proposing that the shareholders approve a new long-term incentive plan, The Sherwin-Williams Company 2006 Equity and Performance Incentive Plan, which will replace the 2003 Stock Plan.

      Stock Options. Grants of stock options are based on competitive market practices. The Committee grants stock options based upon the median market value of the underlying stock relating to stock options that comparable companies have been granting to their executive officers, as calculated under the Black-Scholes method. The specific number of stock options granted to an executive officer is based upon the executive officer’s position and level of responsibility. The option exercise price is equal to the fair market value of Sherwin-Williams common stock on the date options are granted. The Board of Directors may not reprice stock options. Stock options typically vest at the rate of one-third per year for three years (beginning one year from the date of grant) and expire ten years from the date of grant. All of the executive officers were granted stock options during 2005.

      Restricted Stock. The granting of restricted stock is determined in the same manner that the granting of stock options is determined. If granted, shares of restricted stock are subject to a “substantial risk of forfeiture” and vest in accordance with performance and time restrictions. Under the 2003 Stock Plan, the number of shares of restricted stock that will vest at the end of the restriction period is based upon the achievement of one or more performance goals. Up to 100% of the number of shares of restricted stock may be forfeited if the performance goals are not achieved. Performance goals may relate to any of the following business criteria: earnings before interest, taxes, depreciation and amortization; earnings per share; return on equity; return on net assets employed; and free cash flow. A performance goal may be measured on a periodic, annual, cumulative or average basis and may be established on a corporate-wide basis or with respect to one or more operating units, divisions, subsidiaries, acquired businesses, minority investments, partnerships or joint ventures.

      In February 2005, shares of performance-based restricted stock were granted to all of the executive officers under the 2003 Stock Plan. The shares of restricted stock granted vest over a four-year period. During the four-year period, the executive officers are the beneficial owners of the shares of restricted stock and possess all voting and dividend rights. The number of shares of restricted stock that will actually vest at the end of the four-year period will range from 0% to 100% based upon Sherwin-Williams’ achievement of specified financial performance goals relating to average return on average equity and cumulative earnings before interest, taxes, depreciation and amortization over the four-year period. At the end of the four-year period, the Committee will review Sherwin-Williams’ performance against the goal and determine the number of shares of restricted stock that will vest.

      Long-term incentive opportunities are intended to be competitive with market long-term incentive opportunities. Therefore, the amount of outstanding stock options and shares of restricted stock currently held by an executive officer is generally not considered by the Committee in making awards of stock options and restricted stock.

      Other Benefits. Sherwin-Williams provides its executive officers with various retirement and savings programs, health and welfare programs, and other personal executive benefits as part of providing a competitive compensation program. Personal executive benefits may include a company automobile, parking, use of the corporate aircraft, personal liability insurance, an annual physical, club memberships, reimbursement for basic financial planning and a home security system. These personal benefits are valued based upon the incremental cost to Sherwin-Williams, including the variable operating costs of corporate aircraft. The incremental cost to Sherwin-Williams of such personal benefits for the named executive officers is set forth in the Summary Compensation Table.

      Tally Sheets. When approving changes in compensation of the Chief Executive Officer and the other named executive officers, the Committee reviews a tally sheet for each executive officer that sets forth the dollar amount of all components of his current compensation, including salary, annual incentive compensation, long-term incentive compensation, retirement and savings programs, health and welfare programs and the cost of personal executive benefits. During 2005, the Committee also reviewed potential compensation payments to the Chief Executive Officer and the other named executive officers under various termination scenarios, including in the event of a change of control of Sherwin-Williams. This process included a review of potential severance payment obligations, potential values of vested and unvested restricted stock and stock options, and accumulated balances and projected payment obligations in connection with Sherwin-Williams’ retirement and savings programs, including Sherwin-Williams’ deferred compensation and supplemental retirement plans. Based upon this review, the Committee determined the total compensation, in the aggregate, for the Chief Executive Officer and the other named executive officers to be reasonable and not excessive.

      Chief Executive Officer Compensation. The Committee annually reviews and approves corporate goals and objectives relevant to the Chief Executive Officer’s compensation, evaluates the Chief Executive Officer’s performance in light of those goals and objectives, and determines the Chief Executive Officer’s compensation based on this evaluation. In determining the long-term incentive component of the Chief Executive Officer’s compensation, the Committee considers Sherwin-Williams’ performance and relative shareholder return, the value of similar awards to chief executive officers at comparable companies, and the awards given to the Chief Executive Officer in the past years.

      For 2005, Mr. Connor’s compensation consisted of the same principal components as the other executive officers — base salary, an annual bonus, grants of stock options and restricted stock and other benefits. The Committee determined Mr. Connor’s compensation based on the factors and criteria described below.

      Salary. Mr. Connor’s base salary range was determined using the median base salary of chairmen and chief executive officers for manufacturing and retail companies having comparable sales as Sherwin-Williams. The Committee determined Mr. Connor’s salary within the range based primarily upon the Committee’s evaluation of his performance for the prior year relating to the following financial performance measures: consolidated net sales, diluted earnings per share, after tax return on shareholders’ equity, after tax return on sales, free cash flow, and working capital as a percent of sales.

•	2005. For 2005, the average merit salary increase given generally to Sherwin-Williams’ salaried employees was 3.5%, and the range of potential merit increases was 0% to 8%. In February 2005, Mr. Connor received a base salary increase of 4.5%, bringing his base salary to $1,078,870.

•	2006. For 2006, the average merit salary increase given generally to Sherwin-Williams salaried employees has been set at 3.5%, and the range of potential increases has been set at 0% to 8%. In February 2006, the Committee increased Mr. Connor’s salary to $1,116,648, an increase of 3.5%.

      Bonus. The amount of Mr. Connor’s bonus is based primarily upon Sherwin-Williams’ results for financial performance goals that are assigned at the beginning of the year. Mr. Connor’s target bonus award is set to approximate the median market bonus available to chief executive officers at comparable companies. Both the goals and Mr. Connor’s performance in relation to those goals are reviewed and approved by the Committee.

•	2005. In 2005, Mr. Connor earned a cash bonus of $1,505,000, or 140% of his base salary. The Committee determined Mr. Connor’s bonus based upon his achievement of financial performance goals relating to consolidated net sales, diluted earnings per share, after tax return on shareholders’ equity, after tax return on sales, free cash flow, and working capital as a percent of sales.

•	2006. For 2006, the Committee has approved financial performance goals for Mr. Connor and has set his minimum, target and maximum cash bonus award levels at 40%, 95% and 165% of his base salary. Mr. Connor’s financial performance goals for 2006 relate to consolidated net sales, diluted earnings per share, after tax return on shareholders’ equity, free cash flow, working capital as a percent of sales, and earnings before interest, taxes, depreciation and amortization.

      Stock Options and Restricted Stock. In determining the number of stock options and shares of restricted stock awarded to Mr. Connor under the 2003 Stock Plan, the Committee also identified the median market value of the underlying shares relating to stock options and of shares of restricted stock which comparable companies grant to their chief executive officers. The Committee grants stock options and restricted stock to Mr. Connor based upon the same terms and conditions as the Committee approves for all of the executive officers. The amount of stock options and shares of restricted stock currently held by Mr. Connor is not considered by the Committee in making awards of stock options and restricted stock.

•	2005. In 2005, Mr. Connor was awarded 175,000 stock options at a fair market value of $43.595, which vest at the rate of one-third per year for three years. Mr. Connor was also awarded 53,750 shares of restricted stock, which vest over a four-year period based upon the achievement of financial performance goals.

•	2006. In February 2006, Mr. Connor was awarded 59,000 shares of restricted stock, which also vest over a four-year period based upon the achievement of financial performance goals.

      Policy on Deductibility of Compensation. Section 162(m) of the Internal Revenue Code generally provides that certain compensation in excess of $1 million per year paid to a company’s chief executive officer and any of its four other highest paid executive officers is not deductible to a company unless the compensation qualifies for an exception. Section 162(m) provides an exception to the deductibility limit for performance-based compensation if certain procedural requirements, including shareholder approval of the material terms of the performance goal, are satisfied. The Committee believes that grants of options and restricted stock under the 2003 Stock Plan qualify for full deductibility under Section 162(m). Compensation paid under the Management Incentive Plan does not qualify for the exception for performance-based compensation.

      At this time, based upon Sherwin-Williams’ current compensation structure, the Committee believes it is in the best interests of Sherwin-Williams and its shareholders for the Committee to retain flexibility in awarding incentive compensation under the Management Incentive Plan that does not qualify for the exception for performance-based compensation. The Committee will continue to review and evaluate, as necessary, the impact of Section 162(m) on Sherwin-Williams’ compensation programs.

COMPENSATION AND MANAGEMENT

DEVELOPMENT COMMITTEE

D. E. Collins, Chairman
D. E. Evans
S. J. Kropf
R. W. Mahoney

PERFORMANCE GRAPH

      The following graph compares the cumulative total shareholder return on Sherwin-Williams common stock with the cumulative total return of the companies listed on the Standard & Poor’s 500 Stock Index and a peer group of companies selected on a line-of-business basis. The “Peer Group” is comprised of the following companies: Akzo Nobel N.V., Armstrong Holdings, Inc., BASF Corporation, Ferro Corporation, H.B. Fuller Company, Genuine Parts Company, The Home Depot, Inc., Imperial Chemicals Industries PLC, Lowe’s Companies, Inc., Masco Corporation, Newell Rubbermaid Inc., PPG Industries, Inc., RPM International Inc., The Stanley Works, USG Corporation and The Valspar Corporation.

Comparison of Five Year Cumulative Total Return

among Sherwin-Williams, the S&P 500 and the Peer Group

	2000	2001	2002	2003	2004	2005
SHERWIN-WILLIAMS	$100	$107	$112	$141	$184	$191
S&P 500	$100	$88	$69	$88	$98	$103
PEER GROUP	$100	$115	$79	$109	$131	$135

Assumes $100 invested on December 31, 2000 in Sherwin-Williams common stock, the S&P 500 and the Peer Group, including reinvestment of dividends, through December 31, 2005.

SUMMARY COMPENSATION TABLE

     The following table sets forth information regarding the compensation for the past three years of Sherwin-Williams’ Chairman, President and Chief Executive Officer and the other four highest paid executive officers.

						Long term
		Annual compensation				compensation awards

				Other		Restricted	Securities
				annual		stock	underlying	All other
Name and				compen-		award(s)	options/	compen-
principal position	Year	Salary ($)	Bonus ($)	sation ($)(1)		($)(2,3)	SARs (#)	sation($)(4)

C. M. Connor	2005	1,075,296	1,505,000	76,287		2,326,300	175,000	278,086
Chairman, President and	2004	1,048,233	1,153,000	62,478		2,919,840	135,000	251,991
Chief Executive Officer	2003	992,012	1,045,000	2,696	*	2,989,800	200,000	210,191

S. P. Hennessy	2005	432,420	519,000	35,498		595,100	40,000	102,401
Senior Vice President—	2004	413,544	393,000	24,358		663,600	30,000	93,017
Finance and Chief	2003	386,382	358,000	3,926	*	815,400	45,000	76,074
Financial Officer

J. G. Morikis	2005	408,248	388,000	34,072		497,720	40,000	96,271
President,	2004	397,774	378,000	46,581		663,600	30,000	84,662
Paint Stores Group	2003	374,433	303,000	5,159	*	733,860	45,000	73,624

L. E. Stellato	2005	368,626	345,000	35,431		270,500	16,000	90,844
Vice President, General	2004	361,872	338,000	29,776		364,980	16,000	83,236
Counsel and Secretary	2003	342,951	302,000	4,410	*	353,340	22,000	73,396

C. G. Ivy	2005	337,830	305,000	25,603		270,500	16,000	77,967
Senior Vice President—	2004	330,977	302,000	22,704		364,980	16,000	74,909
Corporate Planning	2003	314,744	280,000	4,272	*	353,340	22,000	81,091
and Development

*	As permitted by the rules of the Securities and Exchange Commission, the amounts disclosed in this column for 2003 are tax gross-up payments and do not include personal benefits because the incremental cost to Sherwin-Williams of such benefits did not exceed $50,000. Beginning with 2004, Sherwin-Williams is disclosing in this column the total incremental cost to Sherwin-Williams of all personal benefits provided to the named executive officers regardless of amount.

[1]	Sherwin-Williams provides its executive officers with personal benefits as part of providing a competitive compensation program. These may include such benefits as a company automobile, parking, use of the corporate aircraft, personal liability insurance, an annual physical, club memberships, reimbursement for basic financial planning and a home security system. These benefits are valued based upon the incremental cost to Sherwin-Williams. The incremental cost of personal use of corporate aircraft is calculated based upon the variable operating costs of the aircraft. The incremental cost to Sherwin-Williams of the aggregate personal benefits did not exceed $50,000 for any named executive officer for any of the three years, except for Mr. Connor for 2004 and 2005. The amounts disclosed in this column for Mr. Connor include: (a) in 2004, $31,910 for the executive automobile program and (b) in 2005, $23,063 for the executive automobile program and $19,724 for use of the corporate aircraft. For 2004, no amounts include tax gross-up payments, except $4,231 for Mr. Morikis and $4,931 for Mr. Ivy. For 2005, amounts include the following tax gross-up payments: Mr. Connor ($13,131), Mr. Hennessy ($939), Mr. Morikis ($7,278), Mr. Stellato ($323) and Mr. Ivy ($5,441).

[2]	The dollar value of restricted stock indicated in this column is equal to the number of shares of restricted stock granted during such years multiplied by the closing price of our common stock on the date of grant. The number of shares of restricted stock granted to the named executive officers during 2005 were as follows: Mr. Connor (53,750), Mr. Hennessy (13,750), Mr. Morikis (11,500), Mr. Stellato (6,250) and Mr. Ivy (6,250). At December 31, 2005, the aggregate number and value (calculated by using the closing price of our common stock ($45.42) on December 30, 2005) of shares of restricted stock held by the named executive officers were as follows: Mr. Connor, 251,750 shares ($11,434,485); Mr. Hennessy, 63,750 shares ($2,895,525); Mr. Morikis, 58,500 shares ($2,657,070); Mr. Stellato, 30,250 shares ($1,373,955); and Mr. Ivy, 30,250 shares ($1,373,955). All grants were made under our 2003 Stock Plan. Shares of restricted stock vest over a four-year period based upon the achievement of specified performance goals. Accordingly, the number of shares and values indicated are not necessarily indicative of the actual number of shares and values which may be realized by the named executive officers.

[3]	Dividends are paid on all restricted stock at the same rate as paid on our common stock.

[4]	The amounts disclosed in this column for 2005 include:

•	company contributions in the amount of $12,300 for each of Messrs. Connor, Hennessy, Morikis, Stellato and Ivy under our Pension Investment Plan, a defined contribution plan;

•	company matching contributions in the amount of $12,600 for each of Messrs. Connor, Hennessy, Morikis, Stellato and Ivy under our Employee Stock Purchase and Savings Plan, a defined contribution plan;

•	company supplemental compensation payments in the following amounts pursuant to Individual Grantor Trust Participation Agreements between Sherwin-Williams and the following named executive officers: Mr. Connor

($240,503), Mr. Hennessy ($71,857), Mr. Morikis ($67,316) and Mr. Stellato ($57,653), which are described in more detail on page 24;

•	the dollar value of non-compensatory split-dollar life insurance benefits in the following amounts under our Executive Life Insurance Plan: Mr. Connor ($10,311), Mr. Hennessy ($3,025), Mr. Morikis ($1,779) and Mr. Stellato ($5,851);

•	company payments in the following amounts for premiums under our Executive Disability Income Plan: Mr. Connor ($2,372), Mr. Hennessy ($2,619), Mr. Morikis ($2,276), Mr. Stellato ($2,440) and Mr. Ivy ($2,919); and

•	company contributions in the amount of $50,148 for Mr. Ivy under our Deferred Compensation and Pension Equalization Plan, a defined contribution plan.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

      The following table sets forth information regarding the number and potential value of stock options granted to the executive officers named in the Summary Compensation Table during 2005. All grants were made under our 2003 Stock Plan.

	Individual grants

		Percent of
	Number of	total
	securities	options/			Potential realizable value
	underlying	SARs			at assumed annual rates
	options/	granted to			of stock price appreciation
	SARs	employees	Exercise or		for option term(3)
	granted	in fiscal	base price	Expiration
	(#)(1)	year	($/Sh)(2)	date	5% ($)	10% ($)
Name
C. M. Connor	175,000	8.63	43.595	10/20/15	4,797,915	12,158,861
S. P. Hennessy	40,000	1.97	43.595	10/20/15	1,096,666	2,779,168
J. G. Morikis	40,000	1.97	43.595	10/20/15	1,096,666	2,779,168
L. E. Stellato	16,000	0.79	43.595	10/20/15	438,666	1,111,667
C.G. Ivy	16,000	0.79	43.595	10/20/15	438,666	1,111,667
Value realizable for all shareholders(4)	N/A	N/A	N/A	N/A	3,741,273,299	9,481,175,679
Value realizable for the named executive officers as a % of value realizable for all shareholders	N/A	N/A	N/A	N/A	.21%	.21%

[1]	One-third of the options granted are exercisable on each of the first, second and third anniversary dates of the grant. In the event of death of the optionee or a change of control of Sherwin-Williams, outstanding options become immediately exercisable in full. All rights under outstanding options terminate on the earliest of (a) the date on which the optionee ceases to be an employee except because of death or retirement, (b) three years after the date of death if the optionee dies while employed by Sherwin-Williams or dies following retirement, or (c) the date on which the optionee intentionally commits an act materially harmful to the interests of Sherwin-Williams.

[2]	The exercise price is equal to the fair market value of our common stock on the date of grant.

[3]	The amounts disclosed in these columns, which reflect appreciation of the price of our common stock at 5% and 10% annual rates over the ten year terms of the options, are not intended to be a forecast of the price of our common stock and are not necessarily indicative of the actual values which may be realized by the named executive officers or the shareholders. These assumed rates of 5% and 10% would result in the price of our common stock increasing from $43.595 per share to $71.01 per share and $113.07 per share, respectively.

[4]	The amounts disclosed reflect appreciation of the price of our common stock at 5% and 10% annual rates over a ten year period for all shareholders based on the total number of shares of our common stock outstanding on October 21, 2005 (the date on which the options set forth in this table were granted) and assuming a per share price equal to the exercise price of the options.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR

AND FY-END OPTION/SAR VALUES

      The following table sets forth information regarding the number and value of stock options exercised by the executive officers named in the Summary Compensation Table during 2005. The table also sets forth the number and value of the remaining stock options held by the named executive officers at December 31, 2005.

			Number of securities		Value of unexercised
	Shares		underlying unexercised		in-the-money options/SARS
	acquired on	Value	options/SARs at FY-end (#)		at FY-end ($)(2)
	exercise	realized
Name	(#)	($)(1)	Exercisable	Unexercisable	Exercisable	Unexercisable

C. M. Connor	100,000	2,534,483	1,194,805	331,666	24,786,031	1,631,424
S. P. Hennessy	84,705	2,094,864	150,513	75,000	2,715,912	367,325
J. G. Morikis	34,896	819,844	128,450	75,000	2,038,598	367,325
L. E. Stellato	-0-	-0-	117,887	33,999	2,173,451	176,116
C. G. Ivy	5,600	127,612	164,000	33,999	3,273,218	176,116

[1]	The value realized on the exercise of options is based on the difference between the exercise price and the fair market value of our common stock on the date of exercise.

[2]	The value of unexercised in-the-money options is based on the difference between the exercise price and the fair market value of our common stock on December 30, 2005. The fair market value of our common stock is equal to the average ($45.515) of the high and low trading prices of our common stock on December 30, 2005.

EQUITY COMPENSATION PLAN INFORMATION

      The following table provides information about our common stock that may be issued under our equity compensation plans at December 31, 2005.

			Number of securities
			remaining available for
	Number of securities		future issuance under
	to be issued upon	Weighted-average	equity compensation
	exercise of	exercise price of	plans (excluding
	outstanding options,	outstanding options,	securities reflected in
Plan category	warrants and rights	warrants and rights	column(a))

	(a)	(b)	(c)
Equity compensation plans approved by security holders(1, 2)	12,608,942	$31.09	3,632,538
Equity compensation plans not approved by security holders	0	—	—
Total	12,608,942	$31.09	3,632,538

(1)	Column (a) represents the number of shares of common stock that may be issued in connection with the exercise of outstanding stock options granted under The Sherwin-Williams Company 1994 Stock Plan, The Sherwin-Williams Company 1997 Stock Plan for Nonemployee Directors and The Sherwin-Williams Company 2003 Stock Plan. The 1994 Stock Plan expired on February 16, 2003, although outstanding stock options and restricted stock continue in force in accordance with their terms.
(2)	Column (c) includes 3,447,371 shares of common stock remaining available for future awards of stock options, stock appreciation rights and restricted stock under the 2003 Stock Plan and 185,167 shares of common stock remaining available for future awards of stock options and restricted stock under the 1997 Stock Plan. If the 2006 Equity and Performance Incentive Plan and the 2006 Stock Plan for Nonemployee Directors are approved by the shareholders, no further awards will be made under the 2003 Stock Plan or the 1997 Stock Plan, although outstanding awards will continue in effect in accordance with their terms.

EMPLOYMENT CONTRACTS,
TERMINATION OF EMPLOYMENT
AND CHANGE-IN-CONTROL
ARRANGEMENTS

      Severance Pay Agreements. To ensure continuity and the continued dedication of key executives during any period of uncertainty caused by the possible threat of a takeover, Sherwin-Williams has entered into severance pay agreements with key executives, including each of the executive officers named in the Summary Compensation Table. In the event there is a change of control of Sherwin-Williams and the employment of the executive terminates under certain conditions described in the agreements at any time during the two year period following a change of control, the executive will receive an agreed upon amount of severance pay.

      For Mr. Connor, the severance pay agreement provides that upon termination of employment, whether voluntary or involuntary, unless the termination is because of death or by Sherwin-Williams for cause, he will receive accrued salary, bonus and vacation pay. He will also receive a lump sum cash amount equal to four times the sum of (a) twenty-six times his highest regular bi-weekly compensation in effect within the three year period preceding termination, plus (b) the greater of his highest bonus received within the three year period preceding termination or the bonus he would have received for the year of termination had he reached 100% of any stated goals (as explained in the Compensation and Management Development Committee Report on Executive Compensation). In addition, he will continue to participate in Sherwin-Williams’ employee welfare benefit plans and other benefit arrangements for a period of four years following termination, and receive special retirement benefits so that the total retirement benefits received will be equal to the retirement benefits which would have been received had his employment with Sherwin-Williams continued during the four year period following termination. He will also receive an additional payment equal to the amount of any excise tax imposed on him by Section 4999 of the Internal Revenue Code and any taxes, interest or penalties incurred with respect thereto.

      For Messrs. Hennessy, Morikis, Stellato and Ivy, the severance pay agreements provide that upon termination of employment for any reason (including his right to terminate his employment for any reason during the thirty day period immediately following the first anniversary date of a change of control) other than death, disability, by Sherwin-Williams for cause or by the executive for other than good reason, each will receive accrued salary, bonus and vacation pay. Each executive will also receive a lump sum cash amount equal to three times the sum of (a) twenty-six times his highest regular bi-weekly compensation in effect within the three year period preceding termination, plus (b) the greater of his highest bonus received within the three year period preceding termination or the bonus he would have received for the year of termination had he reached 100% of any stated goals (as explained in the Compensation and Management Development Committee Report on Executive Compensation). In addition, each will continue to participate in Sherwin-Williams’ employee welfare benefit plans and other benefit arrangements for a period of three years following termination, and receive special retirement benefits so that the total retirement benefits received will be equal to the retirement benefits which would have been received had his employment with Sherwin-Williams continued during the three year period following termination. Each will also receive an additional payment equal to the amount of any excise tax imposed on him by Section 4999 of the Internal Revenue Code and any taxes, interest or penalties incurred with respect thereto.

      Assuming a termination date of February 28, 2006, the lump sum cash amounts payable under the foregoing provisions of the severance pay agreements (including any amount relating to the excise tax described above) would have been approximately $17,783,614, $4,748,844, $2,509,578, $2,188,542 and $1,972,212 for Messrs. Connor, Hennessy, Morikis, Stellato and Ivy, respectively.

      The salary and other benefits provided by the severance pay agreements will be payable either from an escrow fund established by Sherwin-Williams with a national banking institution or from Sherwin-Williams’ general funds.

Sherwin-Williams has agreed to indemnify each executive for any legal expense incurred in the enforcement of his rights under the severance pay agreements.

      Employment Agreements. Mr. Ivy has an employment agreement with Sherwin-Williams. In addition to his basic compensation, incentive compensation, and participation in employee benefit plans and the 2003 Stock Plan, Mr. Ivy is entitled to receive, in the event Sherwin-Williams terminates his employment for any reason, except in the event termination is the result of a change of control of Sherwin-Williams, an amount equal to one and one-half times the sum of his annual salary and any bonus paid or payable to him for the same annual period. In the event termination of employment is the result of a change of control of Sherwin-Williams, Mr. Ivy is entitled to receive, at the time of his termination of employment, an amount equal to his annual assured compensation. Annual assured compensation is defined as the sum of (a) twenty-six times his highest regular bi-weekly salary in effect within the three year period preceding termination, plus (b) the greater of the highest bonus paid or payable within the three year period preceding termination or the bonus he would have received for the year of termination had he reached 100% of any stated goals (as explained in the Compensation and Management Development Committee Report on Executive Compensation).

      Assuming a termination date of February 28, 2006 as a result of a change of control, the cash amount payable to Mr. Ivy under this agreement would have been approximately $657,404. The amount received under this agreement due to a termination of employment resulting from a change of control will be offset against the amount payable under the severance pay agreement described above.

      None of the other executive officers named in the Summary Compensation Table have employment agreements with Sherwin-Williams.

      Benefit Plans and Arrangements. Sherwin-Williams’ stock plans, retirement plans and deferred compensation plans provide for accelerated vesting, and for certain plans accelerated payout of benefits, for all participants in the event of a change of control of Sherwin-Williams. Under Sherwin-Williams’ stock option and restricted stock plans, in the event of a change of control, outstanding stock options become immediately exercisable in full and shares of restricted stock no longer are subject to any substantial risk of forfeiture, restrictions on transfer or vesting requirements. Under Sherwin-Williams’ deferred compensation plans and retirement plans, in the event of a change of control, the amounts to which participants are entitled are immediately distributable in a lump sum cash payment.

      Sherwin-Williams’ salaried employees are eligible to participate in funded retirement plans that are qualified under the applicable provisions of the Internal Revenue Code. The Code, however, places limits on the benefits that can be contributed and/or paid from a qualified retirement plan to higher compensated employees. Sherwin-Williams’ employees whose retirement benefits are limited under the Code are eligible to participate in a non-qualified deferred compensation plan maintained by Sherwin-Williams that provides eligible employees the retirement benefits they would have received under the qualified retirement plans but for the limitations imposed under the Code. However, pursuant to the terms of such non-qualified plan, certain key management employees are not eligible to participate in such plan. Therefore, to provide these key management employees with the same after-tax amount at retirement age as would have been provided under such non-qualified plan, Sherwin-Williams pays supplemental compensation amounts to fund individual grantor trusts established by participating key management employees, including certain executive officers. Each key employee is the beneficial owner of all accumulated amounts within their respective grantor trust, and Sherwin-Williams has no right, title or interest of any kind with respect to funds accumulated in the grantor trusts. The supplemental compensation amounts paid to the named executive officers are disclosed in the Summary Compensation Table.

      Indemnity Agreements. Sherwin-Williams’ Regulations provide that Sherwin-Williams will indemnify, to the full extent then permitted by law, any director or officer or former director or officer of Sherwin-Williams who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that the individual is or was a director or an officer, employee or agent of Sherwin-Williams, or is or was serving at the request of Sherwin-Williams as a director, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. Sherwin-Williams has entered into indemnity agreements with its directors and officers contractually obligating Sherwin-Williams to provide such protection.

APPROVAL OF THE SHERWIN-WILLIAMS

COMPANY 2006 EQUITY AND
PERFORMANCE INCENTIVE PLAN (PROPOSAL 2)

      On February 22, 2006, the Board of Directors of Sherwin-Williams unanimously approved and adopted, subject to the approval of Sherwin-Williams’ shareholders at the 2006 Annual Meeting, The Sherwin-Williams Company 2006 Equity and Performance Incentive Plan (the “Incentive Plan”). The Incentive Plan affords the Board of Directors the flexibility to design equity-based compensatory awards that are responsive to Sherwin-Williams’ business needs and authorizes a variety of awards designed to advance the interests and long-term success of Sherwin-Williams.

      The Incentive Plan replaces The Sherwin-Williams Company 2003 Stock Plan, which was approved by shareholders at the 2002 Annual Meeting. If the Incentive Plan is approved by shareholders, it will become effective on the day following the Annual Meeting, and no further awards will be made under the 2003 Stock Plan. Outstanding awards under the 2003 Stock Plan will continue in effect in accordance with their terms.

      The following is a summary of the principal provisions of the Incentive Plan, a copy of which is attached as Appendix B to this proxy statement.

Incentive Plan Highlights

      The Incentive Plan authorizes the Board of Directors, or a committee of the Board of Directors, to provide equity-based compensation in the form of option rights, stock appreciation rights (“SARs”), restricted stock, restricted stock units, performance shares and performance units for the purpose of providing Sherwin-Williams’ officers and employees incentives and rewards for performance. Some of the key features of the Incentive Plan are set forth below and are described more fully under the heading “Summary of the Incentive Plan.”

      Incentive Plan Limits. Total awards under the Incentive Plan are limited to 10,000,000 shares of Sherwin-Williams common stock, of which no more than 3,000,000 may be issued in the form of awards other than stock options or SARs (after taking into account forfeitures, expirations and cancellations). The Incentive Plan also limits the aggregate number of stock options and SARs that may be granted to any one participant in a calendar year to 500,000. The aggregate number of restricted shares and restricted stock units that specify management objectives (as described below) and performance shares that may be granted to any one participant in a calendar year is limited to 200,000. In addition, no participant may receive performance units in any calendar year having a value in excess of $5,000,000. Any shares remaining available under the 2003 Stock Plan will not be added to the shares available under the Incentive Plan.

      No Liberal Recycling Provisions. The Incentive Plan provides that, except for awards settled in cash, only shares covered by awards that expire, are cancelled or are forfeited will again be available for issuance under the Incentive Plan. The following shares will not be added back to the aggregate plan limit: (a) shares tendered in payment of the option price; (b) shares withheld by Sherwin-Williams to satisfy any tax withholding obligation; and (c) shares that are repurchased by Sherwin-Williams with option right proceeds. Further, all shares covered by a SAR, to the extent that it is exercised and settled in shares, whether or not all shares covered by the award are actually issued to the participant upon exercise of the right, shall be considered issued or transferred pursuant to the Incentive Plan.

      Minimum Vesting Periods. The Incentive Plan provides for the following minimum vesting periods, which may be subject to acceleration in the event of the retirement, death or disability of the participant or a change of control of Sherwin-Williams:

•	Restricted stock and restricted stock units may not become unrestricted solely by the passage of time before the third anniversary of the date of grant.

•	Restricted stock and restricted stock units that vest upon the achievement of management objectives cannot vest sooner than one year from the date of grant.

•	The period of time within which management objectives relating to performance shares and performance units must be achieved will be a minimum of one year.

•	Notwithstanding the foregoing, up to 5% of the maximum number of shares of common stock available may be used for awards that do not comply with the three-year and one-year requirements describe above.

      No Repricing. Sherwin-Williams has never repriced underwater stock options, and option repricing is prohibited without shareholder approval under the Incentive Plan.

      Other Features.

•	The Incentive Plan also provides that no stock options or SARs will be granted with an exercise or base price less than the fair market value of Sherwin-Williams common stock on the date of grant. The fair market value of a share of Sherwin-Williams common stock as reported on the New York Stock Exchange on February 28, 2006 was $45.93 per share.

•	The Incentive Plan is designed to allow awards to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code (the “Code”).

•	It is intended that the Board of Directors will delegate administration of the Incentive Plan to the Compensation and Management Development Committee of the Board of Directors (consisting of only independent directors).

Summary of the Incentive Plan

      Shares Subject to the Incentive Plan. Subject to adjustment as provided in the Incentive Plan, the number of shares of Sherwin-Williams common stock that may be issued or transferred (a) upon the exercise of option rights or SARs; (b) as restricted stock and released from substantial risks of forfeiture; (c) in payment of restricted stock units; (d) in payment of performance shares or performance units that have been earned; or (e) in payment of dividend equivalents paid with respect to awards, will not exceed in the aggregate 10,000,000 shares of common stock, plus any shares relating to awards that expire, are forfeited or are cancelled under the Incentive Plan. These shares may be shares of original issuance or treasury shares or a combination of the foregoing.

      Shares covered by an award shall not be counted as used unless and until they are actually issued and delivered to a participant. Without limiting the generality of the foregoing, upon payment in cash of the benefit provided by any award, any shares that were covered by that award will be available for issue or transfer under the Incentive Plan. Notwithstanding anything to the contrary: (a) shares tendered in payment of the exercise price of an option right shall not be added to the aggregate plan limit described above; (b) shares withheld by Sherwin-Williams to satisfy any tax withholding obligation shall not be added to the aggregate plan limit described above; (c) shares that are repurchased by Sherwin-Williams with option right proceeds shall not be added to the aggregate plan limit described above; and (d) all shares covered by a SAR, to the extent that it is exercised and settled in shares, whether or not all shares covered by the award are actually issued to the participant upon exercise of the right, shall be considered issued or transferred pursuant to the Incentive Plan.

      The aggregate number of shares of common stock actually issued or transferred by Sherwin-Williams upon the exercise of incentive stock options (“ISOs”) will not exceed 10,000,000 shares. The number of shares of common stock issued as restricted stock, restricted stock units, performance shares and performance units (taking into account any forfeitures, expirations and cancellations) will not, in the aggregate, exceed 3,000,000 shares. Further, no participant will be granted option rights or SARs, in the aggregate, for more than 500,000 shares of common stock during any calendar year, and no participant will be granted restricted stock or restricted stock units that specify management objectives or performance shares, in the aggregate, for more than 200,000 shares of common stock during any calendar year. In no event shall any participant in any calendar year receive an award of performance units having an aggregate maximum value as of their respective dates of grant in excess of $5,000,000. The foregoing limits are subject to certain adjustments as provided in the Incentive Plan.

      Up to 5% of the maximum number of shares of common stock available under the Incentive Plan may be used for awards that do not comply with the three-year and one-year requirements applicable to such awards as described below.

      Eligibility. Officers and employees of Sherwin-Williams and its subsidiaries or any person who has agreed to commence serving in any of those capacities within 90 days of the date of grant may be selected by the Board of Directors to receive benefits under the Incentive Plan. The selection of those officers and employees who will receive awards, and the number of shares subject to awards, is entirely within the discretion of the Board of Directors. The current number of officers and employees who are likely to be selected to participate in the Incentive Plan is approximately 1,400.

      Option Rights. Option rights may be granted that entitle the optionee to purchase shares of common stock at a price not less than the fair market value per share on the date of grant. The option price is payable (a) in cash; (b) by the transfer to Sherwin-Williams of shares of common stock owned by the optionee having a value at the time of exercise equal to the option price; (c) by a combination of such payment methods; or (d) by such other methods as may be approved by the Board of Directors. To the extent permitted by law, any grant of an option right may provide for deferred payment of the option price from the proceeds of sale through a broker of some or all of the shares to which the exercise relates.

      Option rights may be any of the following: (a) options (including but not limited to ISOs) intended to qualify under particular provisions of the Code, (b) options not intended to so qualify, or (c) a combination of the foregoing. ISOs may only be granted to participants who satisfy the definition of “employee” under Section 3401(c) of the Code.

      No option right may be exercisable more than 10 years from the date of grant. Each grant will specify the period of continuous service with Sherwin-Williams that is necessary before the option rights will become exercisable. A grant of option rights may provide for the earlier vesting of such option rights in the event of retirement, death or disability of the participant or a change of control of Sherwin-Williams. Successive grants may be made to the same optionee whether or not option rights previously granted remain unexercised. Any grant of option rights may specify management objectives that must be achieved as a condition to exercising such rights. Before the exercise of such rights, the Board must determine that the management objectives have been satisfied. Option rights will be subject to an evidence of award containing such terms and provisions, consistent with the Incentive Plan, as the Board of Directors may approve.

      SARs. A SAR is a right, exercisable by surrender of the related option right (if granted in tandem with option rights) or by itself (if granted as a free-standing SAR), to receive from Sherwin-Williams an amount not exceeding 100% of the spread between the base price (or option price if a tandem SAR) and the value of a share of common stock on the date of exercise. Any grant may specify that the amount payable on exercise of a SAR may be paid in cash, in shares of common stock, or in any combination thereof, and may either grant to the participant or retain in the Board of Directors the right to elect among those alternatives. Any SAR grant may specify that the amount payable on exercise may not exceed a maximum specified by the Board of Directors at the time of grant. Any grant may specify waiting periods before exercise and permissible exercise dates and periods. Any grant of a SAR may specify that such SAR be exercised only in the event of, or earlier in the event of, retirement, death or disability of the participant or a change of control of Sherwin-Williams. Any grant of SARs may specify management objectives that must be achieved as a condition to exercise such rights. Before the exercise of such SARs, the Board must determine that the management objectives have been satisfied. SARs will be subject to an evidence of award containing such terms and provisions, consistent with the Incentive Plan, as the Board of Directors may approve.

      Tandem SARs may be exercised only at a time when the related option right is exercisable and the spread is positive, and requires that the related option right be surrendered for cancellation. Successive grants of tandem SARs may be made to the same participant regardless of whether any tandem SAR previously granted to the participant remains unexercised.

      Free-Standing SARs must have a base price that is not less than the fair market value of a share of common stock on the date of grant. Successive grants of free-standing SARs may be made to the same participant regardless of whether any free-standing SARs remain unexercised. No free-standing SAR may be exercised more than 10 years from the date of grant.

      Restricted Stock. A grant of restricted stock constitutes the immediate transfer by Sherwin-Williams to a participant of ownership of a specific number of shares of common stock in consideration of the performance of services. The participant is entitled immediately to voting, dividend and other ownership rights in such shares, but subject to a substantial risk of forfeiture and restrictions on transfer as described below. Such grant or sale may be made without additional consideration or in consideration of a payment by the participant that is less than current fair market value of common stock.

      Restricted stock that vests upon the passage of time must be subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code for at least three years, as the Board of Directors may determine at the date of grant. To enforce these forfeiture provisions, the transferability of restricted stock will be prohibited or restricted in a manner and to the extent prescribed by the Board of Directors for the applicable period. The Board of Directors may provide for a shorter period during which the forfeiture provisions are to apply in the event of retirement, death or disability of the participant or a change of control of Sherwin-Williams.

      Any grant of restricted stock may specify management objectives that, if achieved, will result in termination or early termination of the restrictions applicable to such shares. If the grant of restricted stock provides for management objectives, the restrictions cannot lapse sooner than one year from the date of grant, but may provide for earlier lapse in the event of the retirement, death or disability of the participant or the change of control of Sherwin-Williams. Any such grant may also specify in respect of such management objectives a minimum acceptable level of achievement and may set forth a formula for determining the number of shares of restricted stock on which restrictions will terminate if performance is at or above the minimum level, but below full achievement of the management objectives. Before termination or early termination of the restrictions, the Board of Directors must determine that the management objectives have been satisfied. Any grant or sale of restricted stock may require that any dividends or other distributions paid thereon during the period of the restrictions be automatically deferred and reinvested in additional shares of restricted stock, which may be subject to the same restrictions as the underlying award. Restricted stock will be subject to an evidence of award containing such terms and provisions, consistent with the Incentive Plan, as the Board of Directors may approve.

      Restricted Stock Units. A grant of restricted stock units constitutes an agreement by Sherwin-Williams to deliver shares of common stock or cash to the participant in the future in consideration of the performance of services, but subject to the fulfillment of such conditions (including management objectives) during the restriction period as the Board of Directors may specify. Awards of restricted stock units may be made without additional consideration or in consideration of a payment by such participant that is less than the fair market value per share at the date of grant. During the restriction period, the participant has no right to transfer any rights under his or her award and no right to vote such restricted stock units, but the Board of Directors may, at the date of grant, authorize the payment of dividend equivalents on such restricted stock units on either a current or deferred or contingent basis, either in cash or in additional shares of common stock. Each grant or sale will specify the time and manner of payment of restricted stock units that have been earned. Any grant or sale may specify that the amount payable may be paid in cash, in shares of common stock or in any combination thereof and may either grant to the participant or retain in the Board of Directors the right to elect among those alternatives.

      Restricted stock units must be subject to a restriction period of at least three years if such restriction period lapses only by the passage of time, as determined by the Board of Directors at the date of grant. The Board of Directors may provide for a shorter restriction period in the event of retirement, death or disability of the participant or a change of control of Sherwin-Williams. Any grant of restricted stock units may specify management objectives that, if achieved, will result in termination or early termination of the restriction period. If the grant of restricted stock units provides for management objectives, the restriction period cannot lapse sooner than one year from the date of grant, but may be subject to earlier lapse in the event of retirement, death or disability of the participant or a change of control of Sherwin-Williams. Any such grant may also specify in respect of such management objectives a minimum acceptable level of achievement and may set forth a formula for determining the number of shares of restricted stock units on which the restriction period will terminate if performance is at or above the minimum level, but below full achievement of the management objectives. Before the termination or early termination of the restrictions applicable to such restricted stock units, the Board of Directors must determine that the management objectives have been satisfied. Restricted stock units will be subject to an evidence of award containing such terms and provisions, consistent with the Incentive Plan, as the Board of Directors may approve.

      Performance Shares and Performance Units. A performance share is the equivalent of one share of common stock and a performance unit is the equivalent of $1.00 or such other value as determined by the Board of Directors. The participant will be given one or more management objectives to meet within a specified performance period. Each grant may also specify management objectives level or levels. The specified performance period will be a period of time not less than one year, except in the case of retirement, death or disability of the participant or a change of control of Sherwin-Williams, if the Board of Directors shall so determine. If by the end of the performance period, the participant has achieved the management objectives, the participant will be deemed to have fully earned the performance shares or performance units. If the participant has not fully achieved the management objectives, but has attained or exceeded the predetermined level or levels of acceptable achievement, the participant will be deemed to have partly earned the performance shares or performance units in accordance with a predetermined formula. Before such awards will be earned and paid, the Board of Directors must determine that the management objectives have been satisfied.

      To the extent earned, the performance shares or performance units will be paid to the participant at the time and in the manner determined by the Board of Directors. Any grant may specify that the amount payable may be paid in cash, shares of common stock or any combination thereof and may either grant to the participant or retain in the Board of Directors the right to elect among those alternatives. The grant may provide for the payment of dividend equivalents in cash or in shares of common stock on a current, deferred or contingent basis. Performance shares and performance units will be subject to an evidence of award containing such terms and provisions, consistent with the Incentive Plan, as the Board of Directors may approve.

      Management Objectives. The Incentive Plan requires that the Board of Directors establish “management objectives” for purposes of performance shares and performance units. When so determined by the Board of Directors, option rights, SARs, restricted stock or restricted stock units may also specify management objectives. Management objectives may be described in terms of either company-wide objectives or objectives that are related to the performance of the individual participant or subsidiary, division, department, region or function within Sherwin-Williams or a subsidiary in which the participant is employed. The management objectives may also relate to the perform-

ance of other companies. Management objectives applicable to any award to a participant who is, or is determined by the Board of Directors likely to become, a “covered employee” within the meaning of Section 162(m) of the Code, will be limited to specified levels of or growth in: (a) appreciation in value of shares; (b) total shareholder return; (c) earnings per share; (d) operating income; (e) net income; (f) pretax earnings; (g) earnings before interest, taxes, depreciation and amortization; (h) pro forma net income; (i) return on equity; (j) return on designated assets; (k) return on capital; (l) economic value added; (m) revenues; (n) expenses; (o) operating profit margin; (p) operating cash flow; (q) free cash flow; (r) cash flow return on investment; (s) operating margin or net profit margin; or (t) any of the above criteria as compared to the performance of a published or a special index deemed applicable by the Board of Directors, including, but not limited to, the Standard & Poor’s 500 Stock Index.

      If the Board of Directors determines that a change in the business, operations, corporate structure or capital structure of Sherwin-Williams, or the manner in which it conducts its business, or other events or circumstances render the management objectives unsuitable, the Board of Directors may in its discretion modify such management objectives or the level or levels of achievement, in whole or in part, as the Board of Directors deems appropriate and equitable, except in the case of a “covered employee” where such action would result in the loss of the otherwise available exemption under Section 162(m) of the Code. In such case, the Board of Directors may not make any modification of the management objectives or acceptable level or levels of achievement with respect to such “covered employee.”

      Administration. The Incentive Plan is to be administered by the Board of Directors, except that the Board of Directors has the authority to delegate any or all of its powers to the Compensation and Management Development Committee of the Board of Directors or another committee of the Board of Directors (or a subcommittee thereof). The Board of Directors is authorized to interpret the Incentive Plan and related agreements and other documents. To the extent permitted by Ohio law, the Board of Directors may delegate to one or more officers of Sherwin-Williams the authority to grant and determine the terms and conditions of awards granted under the Incentive Plan. However, such delegation will not be permitted with respect to awards to any executive officer or any person subject to Section 162(m) of the Code.

      Adjustments. The number or kind of shares covered by outstanding awards under the Incentive Plan and, if applicable, the prices per share applicable thereto, are subject to adjustment in the event of stock dividends, stock splits, combinations of shares, recapitalizations, mergers, consolidations, spin-offs, reorganizations, liquidations, issuances of rights or warrants, and similar events. In the event of any such transaction or event, the Board of Directors, in its discretion, may provide in substitution for any or all outstanding awards under the Incentive Plan such alternative consideration (including cash), if any, as it may determine to be equitable in the circumstances and may require the surrender of all awards so replaced. The Board of Directors may also make or provide for such adjustments in the number of shares available under the Incentive Plan and the other limitations contained in the Incentive Plan as the Board of Directors may determine appropriate to reflect any transaction or event described above.

      Transferability. No option right or SAR granted under the Incentive Plan is transferable by a participant, except upon death, by will or by the laws of descent and distribution. Except as otherwise determined by the Board of Directors, option rights and SARs are exercisable during the optionee’s lifetime only by him or her or by his or her guardian or legal representative.

      The Board of Directors may specify at the date of grant that part or all of the shares of common stock that are (a) to be issued or transferred by Sherwin-Williams upon exercise of option rights or SARs, upon termination of the restriction period applicable to restricted stock units or upon payment under any grant of performance shares or performance units or (b) no longer subject to the substantial risk of forfeiture and restrictions on transfer with respect to restricted stock, will be subject to further restrictions on transfer.

      Withholding Taxes. To the extent that Sherwin-Williams is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a participant or other person under the Incentive Plan, and the amounts available to Sherwin-Williams for such withholding are insufficient, it will be a condition to the receipt of such payment or the realization of such benefit that the participant or such other person make arrangements satisfactory to Sherwin-Williams for payment of the balance of such taxes required to be withheld, which arrangements (in the discretion of the Board of Directors) may include relinquishment of a portion of such benefit.

      If a participant’s benefit is to be received in the form of common stock, and such participant fails to make arrangements for the payment of tax, Sherwin-Williams shall withhold such number of shares of common stock having a value equal to the amount required to be withheld. Notwithstanding the foregoing, unless otherwise provided by the Board of Directors, when a participant is required to pay Sherwin-Williams an amount required to be withheld under applicable income and employment tax laws, the participant may elect to satisfy the obligation, in whole or in part, by electing to have withheld, from the shares required to be delivered to the participant, such number of shares of common stock having a value equal to the amount required to be withheld (except in the case of restricted stock where an election under Section 83(b) of the Code has been made), or by delivering to Sherwin-Williams other shares of common stock held by such participant. The shares used for tax withholding will be valued at an amount equal to the fair market value of such common stock on the date the benefit is to be included in the participant’s income. In no event shall the fair market value of the shares of common stock to be withheld and/or delivered to satisfy applicable withholding taxes in connection with the benefit exceed the minimum amount of taxes required to be withheld. Participants shall also make such arrangements as Sherwin-Williams may require for the payment of any withholding tax obligation that may arise in connection with the disposition of shares of common stock acquired upon the exercise of option rights.

      Compliance with Section 409A of the Code. The American Jobs Creation Act of 2004, enacted on October 22, 2004, revised the federal income tax law applicable to certain types of awards that may be granted under the Incentive Plan. To the extent applicable, it is intended that the Incentive Plan and any grants made under the Incentive Plan comply with the provisions of Section 409A of the Code. The Incentive Plan and any grants made under the Incentive Plan will be administered in a manner consistent with this intent, and any provision of the Incentive Plan that would cause the Incentive Plan or any grant made under the Incentive Plan to fail to satisfy Section 409A shall have no force and effect until amended to comply with Section 409A (which amendment may be retroactive to the extent permitted by Section 409A and may be made by Sherwin-Williams without the consent of the participants). Any reference to Section 409A will also include any proposed, temporary or final regulations, or any other guidance, promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.

      Effective Date. The Incentive Plan will be effective the date immediately following the date it is approved by shareholders.

      Amendments. The Board of Directors may amend the Incentive Plan from time to time without further approval by Sherwin-Williams’ shareholders, except if an amendment (a) would materially increase the benefits accruing to participants; (b) would materially increase the number of securities which may be issued under the Incentive Plan; (c) would materially modify the requirements for participation in the Incentive Plan; or (d) must otherwise be approved by the shareholders in order to comply with applicable law or the rules and regulations of the New York Stock Exchange. In addition, except for certain adjustments described above, the Board of Directors will not, without further approval of the shareholders, authorize the amendment of any outstanding option right to reduce the option price, or cancel any option right and replace it with an award having a lower option price.

      If permitted by Section 409A of the Code, in case of a termination of employment by reason of death, disability or normal or early retirement, or in the case of unforeseeable emergency or other special circumstances, of a participant who holds an option right or SAR not immediately exercisable in full, or any shares of restricted stock as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, or any restricted stock units as to which the restriction period has not been completed, or any performance shares or performance units which have not been fully earned, or any other awards made pursuant to the Incentive Plan subject to any vesting schedule or transfer restriction, or who holds shares of common stock subject to any other transfer restriction imposed pursuant to the Incentive Plan, the Board of Directors may, in its sole discretion, accelerate the time at which such option right, SAR or other award may be exercised or the time at which such substantial risk of forfeiture or prohibition or restriction on transfer will lapse or the time when such restriction period will end or the time at which such performance shares or performance units will be deemed to have been fully earned or the time when such transfer restriction will terminate or may waive any other limitation or requirement under any such award.

      Subject to the prohibition on option repricing described above, the Board of Directors may amend the terms of any award granted under the Incentive Plan prospectively or retroactively, except in the case of a “covered employee” where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code. In such case, the Board of Directors will not make any modification of the management objectives or the level or levels of achievement with respect to such “covered employee.” Subject to adjustments (as described above), no such amendment shall impair the rights of any participant without his or her consent. The Board of Directors may, in its discretion, terminate the Incentive Plan at any time. Termination of the Incentive Plan will not affect the rights of participants or their successors under any awards outstanding and not exercised in full on the date of termination.

      Term of the Incentive Plan. No grant will be made under the Incentive Plan more than 10 years after the date on which the Incentive Plan is first approved by Sherwin-Williams’ shareholders, but all grants made on or prior to such date will continue in effect thereafter subject to the terms thereof and of the Incentive Plan.

Federal Income Tax Consequences

      The following is a brief summary of some of the federal income tax consequences of certain transactions under the Incentive Plan based on federal income tax laws in effect on January 1, 2006. This summary is not intended to be complete and does not describe state or local tax consequences.

Tax Consequences to Participants.

      Non-qualified Option Rights. In general, (a) no income will be recognized by an optionee at the time a non-qualified option right is granted; (b) at the time of exercise of a non-qualified option right, ordinary income will be recognized by the optionee in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares, if unrestricted, on the date of exercise; and (c) at the time of sale of shares acquired pursuant to the exercise of a non-qualified option right, appreciation (or depreciation) in value of the shares after the date of exercise will be treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

      Incentive Option Rights. No income generally will be recognized by an optionee upon the grant or exercise of an ISO. The exercise of an ISO, however, may result in alternative minimum tax liability. If shares of common stock are issued to the optionee pursuant to the exercise of an ISO, and if no disqualifying disposition of such shares is made by such optionee within two years after the date of grant or within one year after the transfer of such shares to the optionee, then upon sale of such shares, any amount realized in excess of the option price will be taxed to the optionee as a long-term capital gain and any loss sustained will be a long-term capital loss.

      If shares of common stock acquired upon the exercise of an ISO are disposed of prior to the expiration of either holding period described above, the optionee generally will recognize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at the time of exercise (or, if less, the amount realized on the disposition of such shares if a sale or exchange) over the option price paid for such shares. Any further gain (or loss) realized by the participant generally will be taxed as short-term or long-term capital gain (or loss) depending on the holding period.

      SARs. No income will be recognized by a participant in connection with the grant of a tandem SAR or a free-standing SAR. When the SAR is exercised, the participant normally will be required to include as taxable ordinary income in the year of exercise an amount equal to the amount of cash received and the fair market value of any unrestricted shares of common stock received on the exercise.

      Restricted Stock. The recipient of restricted stock generally will be subject to tax at ordinary income rates on the fair market value of the restricted stock (reduced by any amount paid by the participant for such restricted stock) at such time as the shares are no longer subject to forfeiture or restrictions on transfer for purposes of Section 83 of the Code (“Restrictions”). However, a recipient who so elects under Section 83(b) of the Code within 30 days of the date of transfer of the shares will have taxable ordinary income on the date of transfer of the shares equal to the excess of the fair market value of such shares (determined without regard to the Restrictions) over the purchase price, if any, of such restricted stock. If a Section 83(b) election has not been made, any dividends received with respect to restricted stock that is subject to the Restrictions generally will be treated as compensation that is taxable as ordinary income to the participant.

      Restricted Stock Units. No income generally will be recognized upon the award of restricted stock units. Any subsequent transfer of unrestricted shares of common stock or cash in satisfaction of such award will generally result in the recipient recognizing ordinary income at the time of transfer, in an amount equal to the aggregate amount of cash and the fair market value of the unrestricted shares of common stock received over the amount paid, if any, by the participant.

      Performance Shares and Performance Units. No income generally will be recognized upon the grant of performance shares or performance units. Upon payment in respect of the earn-out of performance shares or performance units, the recipient generally will be required to include as taxable ordinary income in the year of receipt an amount equal to the amount of cash received and the fair market value of any unrestricted shares of common stock received.

Tax Consequences to Sherwin-Williams

      To the extent that a participant recognizes ordinary income in the circumstances described above, Sherwin-Williams or the subsidiary for which the participant performs services will be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Code and is not disallowed by the $1 million limitation on certain executive compensation under Section 162(m) of the Code.

New Plan Benefits

      It is not possible to determine specific amounts and types of awards that may be awarded in the future under the Incentive Plan because the grant and actual pay-out of awards are discretionary.

      The Board of Directors unanimously recommends a vote “FOR” Proposal 2 to approve the Incentive Plan.

APPROVAL OF THE SHERWIN-WILLIAMS

COMPANY 2006 STOCK PLAN
FOR NONEMPLOYEE DIRECTORS (PROPOSAL 3)

      On February 22, 2006, the Board of Directors of Sherwin-Williams unanimously approved and adopted, subject to the approval of Sherwin-Williams’ shareholders at the 2006 Annual Meeting, The Sherwin-Williams Company 2006 Stock Plan for Nonemployee Directors (the “Director Stock Plan”). The purpose of the Director Stock Plan is to attract and retain nonemployee directors of Sherwin-Williams. The Board of Directors believes the Director

Stock Plan will provide nonemployee directors with additional incentive to serve Sherwin-Williams by increasing their proprietary interest in the financial success and long-term growth of Sherwin-Williams.

      The Director Stock Plan replaces The Sherwin-Williams Company 1997 Stock Plan for Nonemployee Directors (the “1997 Director Stock Plan”), which was approved by shareholders at the 1997 Annual Meeting. If the Director Stock Plan is approved by shareholders, it will become effective on the day following the Annual Meeting, and no further awards will be made under the 1997 Director Stock Plan. Outstanding awards under the 1997 Director Stock Plan will continue in effect in accordance with their terms.

      The following is a summary of the principal provisions of the Director Stock Plan, a copy of which is attached as Appendix C to this proxy statement.

Director Stock Plan Highlights

      The Director Stock Plan authorizes the Board of Directors, or a committee of the Board of Directors, to provide equity-based compensation in the form of option rights, stock appreciation rights (“SARs”), restricted stock and restricted stock units for the purpose of attracting and retaining Sherwin-Williams’ nonemployee directors. Some of the key features of the Director Stock Plan are set forth below and are described more fully under the heading “Summary of the Director Stock Plan.”

      Director Stock Plan Limits. Total awards under the Director Stock Plan are limited to 200,000 shares of Sherwin-Williams common stock, plus any shares relating to awards that expire, are forfeited or are cancelled under the Director Stock Plan. Any shares remaining available under the 1997 Director Stock Plan will not be added to the shares available under the Director Stock Plan.

      No Liberal Recycling Provisions. As in the case of the Incentive Plan, the Director Stock Plan provides that, except for awards settled in cash, only shares covered by awards that expire, are cancelled or are forfeited will again be available for issuance under the Director Stock Plan.

      No Repricing. Sherwin-Williams has never repriced underwater stock options, and option repricing is prohibited without shareholder approval under the Director Stock Plan and the Incentive Plan.

Summary of the Director Stock Plan

      Shares Subject to the Director Stock Plan. Subject to adjustment as provided in the Director Stock Plan, the number of shares of Sherwin-Williams common stock that may be issued or transferred (a) upon the exercise of option rights or SARs; (b) as restricted stock and released from substantial risks of forfeiture; (c) in payment of restricted stock units; or (d) in payment of dividend equivalents paid with respect to restricted stock units, will not exceed in the aggregate 200,000 shares of common stock, plus any shares relating to awards that expire, are forfeited or are cancelled under the Director Stock Plan. These shares may be shares of original issuance or treasury shares or a combination of the foregoing.

      Shares covered by an award granted under the Director Stock Plan shall not be counted as used unless and until they are actually issued and delivered to a participant. Without limiting the generality of the foregoing, upon payment in cash of the benefit provided by any award granted under the Director Stock Plan, any shares that were covered by that award will be available for issue or transfer under the Director Stock Plan. Notwithstanding anything to the contrary: (a) shares tendered in payment of the exercise price of an option right shall not be added to the aggregate plan limit described above; (b) shares that are repurchased by Sherwin-Williams with option right proceeds shall not be added to the aggregate plan limit described above; and (c) all shares covered by a SAR, to the extent that it is exercised and settled in shares, whether or not shares are actually issued to the participant upon exercise of the right, shall be considered issued or transferred pursuant to the Director Stock Plan.

      The number of shares issued as restricted stock or restricted stock units (taking into account any forfeitures, expirations and cancellations) will not, in the aggregate, exceed 200,000 shares. The foregoing limit is subject to certain adjustments as provided in the Director Stock Plan.

      Eligibility. Members of the Board of Directors who are not employees of Sherwin-Williams may be selected by the Board of Directors to receive benefits under the Director Stock Plan. The Board of Directors will determine which nonemployee directors will receive awards and the number of shares subject to such awards. The number of nonemployee directors who are currently eligible to participate in the Director Stock Plan is nine.

      Option Rights. Option rights may be granted that entitle the optionee to purchase shares of common stock at a price not less than the fair market value per share on the date of grant. The fair market value of a share of Sherwin-Williams common stock as reported on the New York Stock Exchange on February 28, 2006 was $45.93 per share. The option price is payable (a) in cash; (b) by the transfer to Sherwin-Williams of shares of common stock owned by the optionee having a value at the time of exercise equal to the option price; (c) by a combination of such payment methods; or (d) by such other methods as may be approved by the Board of Directors. To the extent permitted by law, any grant of an option right may provide for deferred payment of the option price from the proceeds of sale through a broker of some or all of the shares to which the exercise relates.

      No option right may be exercisable more than 10 years from the date of grant. Each grant will specify the period of continuous service with Sherwin-Williams that is necessary before the option rights will become exercisable. A grant of option rights may provide for the earlier vesting of such option rights in the event of death or disability of the participant. Successive grants may be made to the same optionee whether or not option rights previously granted remain unexercised. Option rights will be subject to an evidence of award containing such terms and provisions, consistent with the Director Stock Plan, as the Board of Directors may approve.

      SARs. A SAR is a right to receive from Sherwin-Williams an amount not exceeding 100% of the spread between the base price and the value of a share of common stock on the date of exercise. Any grant may specify that the amount payable on exercise of a SAR may be paid in cash, in shares of common stock, or in any combination thereof, and may either grant to the participant or retain in the Board of Directors the right to elect among those alternatives. Any SAR grant may specify that the amount payable on exercise may not exceed a maximum specified by the Board of Directors at the time of grant. Any grant may specify waiting periods before exercise and permissible exercise dates and periods. Any grant of a SAR may specify that such SAR be exercised only in the event of, or earlier in the event of, death or disability of the participant.

      SARs must have a base price that is not less than the fair market value of a share of common stock on the date of grant. Successive grants of SARs may be made to the same participant regardless of whether any SARs previously granted remain unexercised. No SAR may be exercised more than 10 years from the date of grant. SARs will be subject to an evidence of award containing such terms and provisions, consistent with the Director Stock Plan, as the Board of Directors may approve.

      Restricted Stock. A grant of restricted stock constitutes the immediate transfer by Sherwin-Williams to a participant of ownership of a specific number of shares of common stock in consideration of the performance of services. The participant is entitled immediately to voting, dividend and other ownership rights in such shares, subject to a substantial risk of forfeiture and restrictions on transfer as described below. Such grant or sale may be made without additional consideration or in consideration of a payment by the participant that is less than current fair market value of common stock.

      Restricted stock must be subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code for a period to be determined by the Board of Directors at the date of grant. To enforce these forfeiture provisions, the transferability of restricted stock will be prohibited or restricted in a manner and to the extent prescribed by the Board of Directors for the applicable period. The Board of Directors may provide for a shorter period during which the forfeiture provisions are to apply in the event of death or disability of the participant. Restricted stock will be subject to an evidence of award containing such terms and provisions, consistent with the Director Stock Plan, as the Board of Directors may approve.

      Restricted Stock Units. A grant of restricted stock units constitutes an agreement by Sherwin-Williams to deliver shares of common stock or cash to the participant in the future in consideration of the performance of services, but subject to the fulfillment of such conditions during the restriction period as the Board of Directors may specify. Awards of restricted stock units may be made without additional consideration or in consideration of a payment by such participant that is less than the fair market value per share of common stock at the date of grant. During the restriction period, the participant has no right to transfer any rights under his or her award and no right to vote such restricted stock units, but the Board of Directors may, at the date of grant, authorize the payment of dividend equivalents on such restricted stock units on either a current or deferred or contingent basis, either in cash or in additional shares of common stock. Each grant or sale will specify the time and manner of payment of restricted stock units that have been earned. Any grant or sale may specify that the amount payable may be paid in cash, in shares of common stock or in any combination thereof and may either grant to the participant or retain in the Board of Directors the right to elect among those alternatives.

      Restricted stock units will be subject to a restriction period as determined by the Board of Directors at the date of grant, except that the Board of Directors may provide for a shorter restriction period in the event of death or disability of the participant. Restricted stock units will be subject to an evidence of award containing such terms and provisions, consistent with the Director Stock Plan, as the Board of Directors may approve.

      Administration. The Director Stock Plan is to be administered by the Board of Directors, except that the Board of Directors has the authority to delegate any or all of its powers to the Compensation and Management Development Committee of the Board of Directors or another committee of the Board of Directors (or a subcommittee thereof). Pursuant to such delegation, the committee will have all the powers and authority of the Board of Directors as described therein. The Board of Directors is authorized to interpret the Director Stock Plan and related agreements and other documents.

      Adjustments. The number or kind of shares covered by outstanding awards under the Director Stock Plan and, if applicable, the prices per share applicable thereto, are subject to adjustment in the event of stock dividends, stock splits, combinations of shares, recapitalizations, mergers, consolidations, spin-offs, reorganizations, liquidations, issuances of rights or warrants, and similar events. In the event of any such transaction or event, the Board of Directors, in its discretion, may provide in substitution for any or all outstanding awards under the Director Stock Plan such alternative consideration (including cash), if any, as it may determine to be equitable in the circumstances and may require the surrender of all awards so replaced. The Board of Directors may also make or provide for such adjustments in the number of shares available under the Director Stock Plan as the Board of Directors may determine appropriate to reflect any transaction or event described above.

      Transferability. No option right or SAR granted under the Director Stock Plan is transferable by a participant, except upon death, by will or by the laws of descent and distribution. Except as otherwise determined by the Board of Directors, option rights and SARs are exercisable during the optionee’s lifetime only by him or her or by his or her guardian or legal representative.

      The Board of Directors may specify at the date of grant that part or all of the shares of common stock that are (a) to be issued or transferred by Sherwin-Williams upon exercise of option rights or SARs or upon termination of the restriction period applicable to restricted stock units or (b) no longer subject to the substantial risk of forfeiture and restrictions on transfer with respect to restricted stock, will be subject to further restrictions on transfer.

      Compliance with Section 409A of the Code. The American Jobs Creation Act of 2004, enacted on October 22, 2004, revised the federal income tax law applicable to certain types of awards that may be granted under the

Director Stock Plan. To the extent applicable, it is intended that the Director Stock Plan and any grants made under the Director Stock Plan comply with the provisions of Section 409A of the Code. The Director Stock Plan and any grants made under the Director Stock Plan will be administered in a manner consistent with this intent, and any provision of the Director Stock Plan that would cause the Director Stock Plan or any grant made under the Director Stock Plan to fail to satisfy Section 409A shall have no force and effect until amended to comply with Section 409A (which amendment may be retroactive to the extent permitted by Section 409A and may be made by Sherwin-Williams without the consent of the participants).

      Effective Date. The Director Stock Plan will be effective the date immediately following the date it is approved by shareholders.

      Amendments. The Board of Directors may amend the Director Stock Plan from time to time without further approval by Sherwin-Williams’ shareholders, except if an amendment (a) would materially increase the benefits accruing to participants; (b) would materially increase the number of securities which may be issued under the Director Stock Plan; (c) would materially modify the requirements for participation in the Director Stock Plan; or (d) must otherwise be approved by the shareholders in order to comply with applicable law or the rules and regulations of the New York Stock Exchange. In addition, except for certain adjustments described above, the Board of Directors will not, without further approval of the shareholders, authorize the amendment of any outstanding option right to reduce the option price or cancel any option right and replace it with an award having a lower option price.

      Subject to the prohibition on option repricing described above, the Board of Directors may amend the terms of any award granted under the Director Stock Plan prospectively or retroactively. Subject to adjustments (as described above), no such amendment shall impair the rights of any participant without his or her consent. The Board of Directors may, in its discretion, terminate the Director Stock Plan at any time. Termination of the Director Stock Plan will not affect the rights of participants or their successors under any awards outstanding and not exercised in full on the date of termination.

      Term of the Director Stock Plan. No grant will be made under the Director Stock Plan more than 10 years after the date on which the Director Stock Plan is first approved by Sherwin-Williams’ shareholders, but all grants made on or prior to such date will continue in effect thereafter subject to the terms thereof and of the Director Stock Plan.

Federal Income Tax Consequences

      The following is a brief summary of some of the federal income tax consequences of certain transactions under the Director Stock Plan based on federal income tax laws in effect on January 1, 2006. This summary is not intended to be complete and does not describe state or local tax consequences.

Tax Consequences to Participants.

      Option Rights. In general, (a) no income will be recognized by an optionee at the time an option right is granted; (b) at the time of exercise of an option right, ordinary income will be recognized by the optionee in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares, if unrestricted, on the date of exercise; and (c) at the time of sale of shares acquired pursuant to the exercise of an option right, appreciation (or depreciation) in value of the shares after the date of exercise will be treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

      SARs. No income will be recognized by a participant in connection with the grant of a SAR. When the SAR is exercised, the participant normally will be required to include as taxable ordinary income in the year of exercise an amount equal to the amount of cash received and the fair market value of any unrestricted shares of common stock received on the exercise.

      Restricted Stock. The recipient of restricted stock generally will be subject to tax at ordinary income rates on the fair market value of the restricted stock (reduced by any amount paid by the participant for such restricted stock) at such time as the shares are no longer subject to forfeiture or restrictions on transfer for purposes of Section 83 of the Code (“Restrictions”). However, a recipient who so elects under Section 83(b) of the Code within 30 days of the date of transfer of the shares will have taxable ordinary income on the date of transfer of the shares equal to the excess of the fair market value of such shares (determined without regard to the Restrictions) over the purchase price, if any, of such restricted stock. If a Section 83(b) election has not been made, any dividends received with respect to restricted stock that is subject to the Restrictions generally will be treated as compensation that is taxable as ordinary income to the participant.

      Restricted Stock Units. No income generally will be recognized upon the award of restricted stock units. Any subsequent transfer of unrestricted shares of common stock or cash in satisfaction of such award will generally result in the recipient recognizing ordinary income at the time of transfer, in an amount equal to the aggregate amount of cash and the fair market value of the unrestricted shares of common stock received over the amount paid, if any, by the participant.

Tax Consequences to Sherwin-Williams

      To the extent that a participant recognizes ordinary income in the circumstances described above, Sherwin-Williams will be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness and is an ordinary and necessary business expense.

New Plan Benefits

      It is not possible to determine specific amounts and types of awards that may be awarded in the future under the Director Stock Plan because the grant and actual pay-out of awards are discretionary.

      The Board of Directors unanimously recommends a vote “FOR” Proposal 3 to approve the Director Stock Plan.

RATIFICATION OF APPOINTMENT

OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
(PROPOSAL 4)

      The Audit Committee has appointed Ernst & Young LLP as Sherwin-Williams’ independent registered public accounting firm to audit Sherwin-Williams’ consolidated financial statements for the fiscal year ending December 31, 2006. Ernst & Young LLP acted as Sherwin-Williams’ independent registered public accounting firm for the fiscal year ended December 31, 2005. Additional information regarding the services provided to Sherwin-Williams by Ernst & Young LLP during 2005 is set forth under the caption entitled “Matters Relating to the Independent Registered Public Accounting Firm,” below.

      Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they wish and to respond to appropriate shareholder questions.

      Although shareholder ratification is not required under the laws of the State of Ohio, the appointment of Ernst & Young LLP is being submitted to the shareholders for ratification at the Annual Meeting in order to provide a means by which the shareholders may communicate their opinion to the Audit Committee. If the shareholders do not ratify the appointment of Ernst & Young LLP, the Audit Committee will reconsider the appointment.

      The Board of Directors recommends that you vote “FOR” Proposal 4 relating to the ratification of the appointment of Ernst & Young LLP as Sherwin-Williams’ independent registered public accounting firm for the fiscal year ending December 31, 2006.

MATTERS RELATING TO THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      Fees Paid to Ernst & Young LLP. The following table sets forth the fees for services provided by Ernst & Young LLP during the fiscal years ended December 31, 2004 and December 31, 2005.

	2005	2004

Audit Fees	$1,428,100	$1,560,300
Audit-Related Fees	101,600	165,987
Tax Fees	0	44,125
All Other Fees	1,500	1,500
Total	$1,531,200	$1,771,912

      The following is a description of the nature of the services comprising the fees disclosed in the table above for each of the four categories of services. The Audit Committee has consid-

ered whether providing non-audit services is compatible with maintaining Ernst & Young LLP’s independence.

      Audit Fees. These are fees for professional services rendered by Ernst & Young LLP for the integrated audit of (a) Sherwin-Williams’ annual consolidated financial statements, (b) management’s assessment of the effectiveness of internal control over financial reporting and (c) the effectiveness of internal control over financial reporting; the review of financial statements included in Sherwin-Williams’ Quarterly Reports on Form 10-Q; audits of foreign subsidiary financial statements required by local statutes; and services that are typically rendered in connection with statutory and regulatory filings or engagements.

      Audit-Related Fees. These are fees for assurance and related services rendered by Ernst & Young LLP that are reasonably related to the performance of the audit or the review of Sherwin-Williams’ financial statements that are not included as audit fees. These services include employee benefit plan audits, consultation on accounting matters in foreign jurisdictions, and consultation on financial accounting and reporting.

      Tax Fees. These are fees for professional services rendered by Ernst & Young LLP with respect to tax compliance, tax advice and tax planning. These services include the review of certain tax returns, tax audit assistance in foreign jurisdictions, and consulting on tax planning matters.

      All Other Fees. These are fees for other services rendered by Ernst & Young LLP that do not meet the above category descriptions and are permissible under applicable laws and regulations.

      Audit Committee Pre-approval Policy. The Audit Committee is responsible for pre-approving all audit services and permitted non-audit services (including the fees and retention terms) to be performed for Sherwin-Williams by Ernst & Young LLP prior to their engagement for such services. The Audit Committee has adopted a pre-approval policy pursuant to which the Audit Committee establishes detailed pre-approved categories of non-audit services that may be performed by Ernst & Young LLP during the fiscal year, subject to dollar limitations set by the Audit Committee. The Audit Committee has also delegated to the Chairman of the Audit Committee the authority to pre-approve all audit and non-audit services when the entire Audit Committee is unable to pre-approve services. The Chairman must report to the Audit Committee at its next meeting all such services pre-approved since the last meeting. None of the fees paid to Ernst & Young LLP under the categories Audit-Related, Tax and All Other were approved by the Audit Committee after the services were rendered pursuant to the deminimis exception established by the SEC.

SECURITY OWNERSHIP OF MANAGEMENT

      The following table sets forth, as to each director and nominee, each executive officer named in the Summary Compensation Table and all directors and executive officers as a group, information regarding the amount and nature of shares of our common stock beneficially owned at December 31, 2005. All of the directors, nominees and executive officers have sole voting and investment power over the shares of common stock listed or share voting and investment power with his or her spouse, except as otherwise provided below. No director, nominee or executive officer beneficially owns any shares of serial preferred stock.

	Amount and nature	Percent of
	of common stock	common stock
Name of beneficial owner	beneficially owned(1,2,3,4,5)	beneficially owned

A. F. Anton(6)	500	*
J. C. Boland	19,948	*
D. E. Collins	20,841	*
C. M. Connor	1,543,558	1.1%
D. E. Evans	24,734	*
S. P. Hennessy	241,852	*
D. F. Hodnik	3,500	*
C. G. Ivy	378,128	*
S. J. Kropf	9,084	*
R. W. Mahoney	25,834	*
G. E. McCullough	17,455	*
A. M. Mixon, III	30,834	*
C. E. Moll(7)	38,508	*
J. G. Morikis	226,138	*
R. K. Smucker	34,179	*
L. E. Stellato	169,027	*
All directors and executive officers as a group	3,322,829	2.42%

*	Represents less than 1% of the total number of shares of common stock outstanding.

[1]	The amounts listed include shares of common stock held under plans offered by Sherwin-Williams for which the directors and executive officers have the right to direct the vote, including the following approximate number of shares included in units held under the Employee Stock Purchase and Savings Plan: Mr. Connor, 40,984; Mr. Hennessy, 14,589; Mr. Ivy, 141,573; Mr. Morikis, 13,064; Mr. Stellato, 20,664; and all executive officers as a group, 287,186. Shares of common stock held under the Employee Stock Purchase and Savings Plan are not directly allocated to individual participants of the Plan, but instead are held in a separate fund. Participants acquire units of this fund. The fund also holds short-term investments, the amount of which fluctuates on a daily basis. The number of shares of common stock shown as being held by the executive officers in the Plan is the approximate number of shares in the fund allocable to each of the executive officers. The number of shares allocable to each of the executive officers fluctuates on a daily basis based upon the amount of short-term investments held in the fund and the market value of our common stock.

[2]	The amounts listed include the following number of shares of common stock owned by immediate family members of the directors and executive officers, for which each such person disclaims beneficial ownership: Mr. Ivy, 21,038; Mr. Moll, 340; and all directors and executive officers as a group, 21,378.

[3]	The amounts listed include shares of restricted stock owned.

[4]	The amounts listed include the following number of shares of common stock for which the directors and executive officers have the right to acquire beneficial ownership, within sixty days from December 31, 2005, through the exercise of stock options: Mr. Boland, 15,834; Mr. Collins,

5,914; Mr. Connor, 1,194,805; Mr. Evans, 17,168; Mr. Hennessy, 150,513; Mr. Ivy, 164,000; Mrs. Kropf, 5,834; Mr. Mahoney, 17,834; Mr. McCullough, 7,834; Mr. Mixon, 17,834; Mr. Moll, 17,834; Mr. Morikis, 128,450; Mr. Smucker, 17,834; Mr. Stellato, 117,887; and all directors and executive officers as a group, 2,207,566.

[5]	The amounts listed do not include the following approximate number of shares of shadow stock owned by directors under the Director Deferred Fee Plan: Mr. Boland, 14,215; Mr. Collins, 18,900; Mrs. Kropf, 3,613; Mr. Mixon, 23,658; and all directors as a group, 60,386. Under the Director Deferred Fee Plan, nonemployee directors may defer payment of all or a portion of their directors’ fees into a shadow stock account. Shares of shadow stock are credited to a separate account in which directors acquire units. Units are payable only in cash. The number of shares of shadow stock allocable to the directors fluctuates on a daily basis based upon the market value of our common stock. Directors have no voting rights associated with shadow stock, and ownership of shadow stock does not result in any beneficial ownership of common stock.

[6]	Information for Mr. Anton is as of February 22, 2006, the date he was nominated to be elected as a director.

[7]	Includes 2,000 shares owned by the MTD Holdings Inc pension fund, of which Mr. Moll is a trustee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

      The following table sets forth, as to each beneficial owner of more than five percent of each class of voting securities, information regarding shares owned by each at December 31, 2005.

Common Stock

	Amount and nature of	Percent of
Name of beneficial owner	beneficial ownership	class

The Sherwin-Williams Company Employee Stock Purchase and Savings Plan	22,775,943 (1)	16.85%
101 Prospect Avenue, N.W. Cleveland, Ohio 44115

Serial Preferred Stock

	Amount and nature of	Percent of
Name of beneficial owner	beneficial ownership	class

The Sherwin-Williams Company Employee Stock Purchase and Savings Plan	34,702 (2)	100%
101 Prospect Avenue, N.W. Cleveland, Ohio 44115

[1]	Shares of common stock owned pursuant to the Employee Stock Purchase and Savings Plan are voted by the trustee in accordance with written instructions of plan participants. If no instructions are received by the trustee, the trustee votes such shares (along with any unallocated shares held in the plan) in the same proportion as it votes those shares for which it receives proper instructions.

[2]	Shares of convertible participating serial preferred stock are held in an unallocated suspense account in the Employee Stock Purchase and Savings Plan. Shares are voted by the trustee in the same proportion as unallocated shares of common stock are voted, as described above.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 requires Sherwin-Williams’ directors and executive officers to file reports of ownership and changes in ownership of Sherwin-Williams’ equity securities with the Securities and Exchange Commission and the New York Stock Exchange. To Sherwin-Williams’ knowledge, based solely on information furnished to Sherwin-Williams and written representations by such persons, all of the directors and executive officers complied with their filing requirements in 2005.

CERTAIN RELATIONSHIPS AND

RELATED TRANSACTIONS

      None.

EXPENSE AND METHOD OF

PROXY SOLICITATION

      The enclosed proxy is solicited by the Board of Directors and the entire cost of solicitation will be paid by Sherwin-Williams. Georgeson Shareholder Communications Inc. has been retained to aid in the solicitation of proxies, for which it will receive a fee estimated at $15,000 plus reasonable expenses. In addition, Sherwin-Williams may reimburse banks, brokers and other nominees for costs reasonably incurred by them in forwarding proxy materials to beneficial owners of our common stock. Officers and other Sherwin-Williams’ employees may also solicit the return of proxies. Proxies will be solicited by personal contact, mail, telephone and electronic means.

SHAREHOLDER PROPOSALS FOR

2007 ANNUAL MEETING

      Proposals to Be Included in the Proxy Statement. Under SEC rules, shareholder proposals must be received at Sherwin-Williams’ principal executive offices, 101 Prospect Avenue, N.W., 12th Floor, Midland Building, Cleveland, Ohio 44115-1075, Attention: Corporate Secretary, on or before November 10, 2006 in order to be considered for inclusion in the proxy materials relating to the 2007 Annual Meeting of Shareholders. Upon timely receipt of any such proposal, we will determine whether or not to include such proposal in the proxy materials in accordance with applicable regulations governing the solicitation of proxies.

      Proposals Not to Be Included in the Proxy Statement. Under our Regulations, shareholders must follow certain procedures to nominate a person for election as a director or to introduce an item of business at an Annual Meeting of Shareholders, which is not intended to be included in our proxy materials. These procedures provide that nominations for director nominees and/or an item of business to be introduced at an Annual Meeting must be timely submitted in writing to us at our principal executive offices at 101 Prospect Avenue, N.W., 12th Floor, Midland Building, Cleveland, Ohio 44115-1075, Attention: Corporate Secretary.

      To be timely, a shareholder’s notice must be delivered to or mailed and received at our principal executive offices not fewer than 60 nor more than 90 calendar days prior to the Annual Meeting. In the event that public announcement of the date of the Annual Meeting is not made at least 75 calendar days prior to the date of the Annual Meeting and the Annual Meeting is held on a date more than ten calendar days before or after the first anniversary of the date on which the prior year’s Annual Meeting was held, notice by the shareholder, to be timely, must be received not later than the close of business on the 10th calendar day following the day on which public announcement is first made of the date of the Annual Meeting.

      These time limits also apply in determining whether notice is timely for purposes of SEC rules relating to the exercise of discretionary voting authority. If we do not receive timely notice, or if we meet other SEC requirements, the persons named as proxies in the proxy materials for that meeting will use their discretion in voting at the meeting.

      Our Regulations set forth specific requirements for the notice. You can access a copy of our Regulations in the “Corporate Governance” section on the “Investor Relations” page of our website at www.sherwin.com. You may also receive a copy of our Regulations by writing to us at: The Sherwin-Williams Company, 101 Prospect Avenue, N.W., 12th Floor, Cleveland, Ohio 44115-1075, Attention: Investor Relations.

HOUSEHOLDING INFORMATION

      Some banks, brokers and other nominees are participating in the practice of “householding” proxy statements and annual reports. This means that beneficial holders of our common stock who share the same address or household may not receive separate copies of this proxy statement and our 2005 Annual Report. We will promptly deliver an additional copy of either document to you if you write or call us at: The Sherwin-Williams Company, 101 Prospect Avenue, N.W., 12th Floor, Cleveland, Ohio 44115-1075, Attention: Investor Relations, (216) 566-2000.

ANNUAL REPORT ON FORM 10-K

      We will provide to each shareholder who is solicited to vote at the 2006 Annual Meeting of Shareholders, upon the request of such person and without charge, a copy of our 2005 Annual Report on Form 10-K. Please write or call us at: The Sherwin-Williams Company, 101 Prospect Avenue, N.W., 12th Floor, Cleveland, Ohio 44115-1075, Attention: Investor Relations, (216) 566-2000.

APPENDIX A

THE SHERWIN-WILLIAMS COMPANY

Board of Directors
Director Independence Standards

      The Board of Directors of The Sherwin-Williams Company has adopted the following Director Independence Standards to assist the Board in determining the independence of a director. To be considered “independent,” the Board must affirmatively determine that the director has no material relationship with the Company. In each case, the Board shall broadly consider all relevant facts and circumstances, including the director’s commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships. The Board shall also consider such other criteria as the Board may determine from time to time.

1.	In no event will a director be considered “independent” if such director fails to qualify as an “independent director” under Rule 303A.02(b) of the New York Stock Exchange Listed Company Manual. In addition, a director will not be independent if, within the preceding three years: (i) the director was employed by the Company; (ii) an immediate family member of the director was employed by the Company; (iii) the director receives, or an immediate family member receives, more than $100,000 per year in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service); (iv) the director was employed by or affiliated with the Company’s independent auditor; (v) an immediate family member of the director was employed as a partner, principal or manager, or employed in any other professional capacity, by the Company’s independent auditor; or (vi) a Company executive officer served on the compensation committee of a company which employed the director, or which employed an immediate family member of the director, as an executive officer.

2.	In addition to the relationships described in paragraph 1, audit committee members may not (i) directly or indirectly accept any consulting, advisory or other compensatory fee from the Company or any of its subsidiaries or (ii) be an affiliated person of the Company or any of its subsidiaries. Audit committee members may receive directors’ fees, in the form of cash, stock, stock units, stock options or other consideration ordinarily available to directors, as well as regular benefits that other directors receive.

3.	The following commercial and charitable relationships will not be considered to be material relationships that would impair a director’s independence: (i) if a Company director is an executive officer or employee of another company that, during any of the past three years, made payments to, or receives payments from, the Company for property or services in an amount which, in any single fiscal year, is less than $1 million or two percent, whichever is greater, of such other company’s annual consolidated gross revenues; (ii) if an immediate family member of a Company director is an executive officer of another company that, during any of the past three years, made payments to, or receives payments from, the Company for property or services in an amount which, in any single fiscal year, is less than $1 million or two percent, whichever is greater, of such other company’s annual consolidated gross revenues; (iii) if a Company director, or an immediate family member of such director, is an executive officer of another company which is indebted to the Company in an amount which is less than five percent of such other company’s total consolidated assets; and (iv) if a Company director, or an immediate family member of such director, serves as an officer, director or trustee of a foundation, university, charitable or other not for profit organization, and the Company’s, or the Company’s Foundation’s discretionary charitable contributions (the Company’s Foundation matching of employee charitable contributions will not be included in the amount of the Foundation’s contributions for this purpose) to the organization, in the

A-1

aggregate, are less than $250,000 or five percent, whichever is greater, of that organization’s latest publicly available annual consolidated gross revenues.

4.	For relationships not covered by the categorical standards in paragraphs 1 and 3, the determination of whether the relationship is material or not, and therefore whether the director would be independent or not, shall be made by the directors who satisfy the standards set forth in paragraphs 1 and 3. The Company will explain in the next proxy statement the basis for any board determination that a relationship is immaterial despite the fact that it does not meet the categorical standards set forth in paragraphs 1 and/or 3 above.

5.	The Board shall undertake an annual review of the independence of all directors. In advance of the meeting at which this review occurs, each director shall be asked to provide the Board with full information regarding the director’s (including immediate family members’) business, charitable and other relationships with the Company to enable the Board to evaluate the director’s independence.

6.	Directors have an affirmative obligation to inform the Board of any material changes in their circumstances or relationships that may impact their designation by the Board as “independent”. This obligation includes all business, charitable and other relationships between directors (including immediate family members) and the Company and its affiliates.

      For purposes of these Director Independence Standards, “immediate family member” includes a person’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) who shares such person’s home.

A-2

APPENDIX B

THE SHERWIN-WILLIAMS COMPANY

2006 Equity and Performance Incentive Plan

      1. Purpose. The purpose of this 2006 Equity and Performance Incentive Plan is to attract and retain officers and other employees of The Sherwin-Williams Company and its Subsidiaries and to provide to such persons incentives and rewards for performance.

      2. Definitions. As used in this Plan,

(a) “Appreciation Right” means a right granted pursuant to Section 5 of this Plan, and will include both Free-Standing Appreciation Rights and Tandem Appreciation Rights.

(b) “Base Price” means the price to be used as the basis for determining the Spread upon the exercise of a Free-Standing Appreciation Right or a Tandem Appreciation Right.

(c) “Board” means the Board of Directors of the Company and, to the extent of any delegation by the Board to a committee (or subcommittee thereof) pursuant to Section 9 of this Plan, such committee (or subcommittee).

(d) “Change of Control” has the meaning provided in Section 11 of this Plan.

(e) “Code” means the Internal Revenue Code of 1986, as amended from time to time.

(f) “Common Stock” means Common Stock, par value $1.00 each, of the Company or any security into which such shares of Common Stock may be changed by reason of any transaction or event of the type referred to in Section 10 of this Plan.

(g) “Company” means The Sherwin-Williams Company, an Ohio corporation, and its successors.

(h) “Covered Employee” means a Participant who is, or is determined by the Board to be likely to become, a “covered employee” within the meaning of Section 162(m) of the Code (or any successor provision).

(i) “Date of Grant” means the date specified by the Board on which a grant of Option Rights, Appreciation Rights, Performance Shares, Performance Units, or a grant or sale of Restricted Stock or Restricted Stock Units, will become effective (which date will not be earlier than the date on which the Board takes action with respect thereto).

(j) “Director” means a member of the Board of Directors of the Company.

(k) “Effective Date” means the date immediately following the date that this Plan is approved by the shareholders of the Company.

(l) “Evidence of Award” means an agreement, certificate, resolution or other type or form of writing or other evidence that sets forth the terms and conditions of Option Rights, Appreciation Rights, Performance Shares or Performance Units granted, or a grant or sale of Restricted Stock or Restricted Stock Units. An Evidence of Award may be in an electronic medium, may be limited to notation on the books and records of the Company and need not be signed by a representative of the Company or a Participant.

(m) “Free-Standing Appreciation Right” means an Appreciation Right granted pursuant to Section 5 of this Plan that is not granted in tandem with an Option Right.

(n) “Incentive Stock Options” means Option Rights that are intended to qualify as “incentive stock options” under Section 422 of the Code or any successor provision.

(o) “Management Objectives” means the measurable performance objective or objectives established pursuant to this Plan for Participants who have received grants of Performance

Shares or Performance Units or, when so determined by the Board, Option Rights, Appreciation Rights, Restricted Stock, Restricted Stock Units or dividend credits pursuant to this Plan. Management Objectives may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Participant or of the Subsidiary, division, department, region or function within the Company or Subsidiary in which the Participant is employed. The Management Objectives may be made relative to the performance of other companies. The Management Objectives applicable to any award to a Covered Employee will be based on specified levels of or growth in one or more of the following criteria:

(i) Appreciation in value of shares;

(ii) Total shareholder return;

(iii) Earnings per share;

(iv) Operating income;

(v) Net income;

(vi) Pretax earnings;

(vii) Earnings before interest, taxes, depreciation and amortization;

(viii) Pro forma net income;

(ix) Return on equity;

(x) Return on designated assets;

(xi) Return on capital;

(xii) Economic value added;

(xiii) Revenues;

(xiv) Expenses;

(xv) Operating profit margin;

(xvi) Operating cash flow;

(xvii) Free cash flow;

(xviii) Cash flow return on investment;

(xix) Operating margin or net profit margin; or

(xx) Any of the above criteria as compared to the performance of a published or a special index deemed applicable by the Board, including, but not limited to, the Standard & Poor’s 500 Stock Index.

If the Board determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the Management Objectives unsuitable, the Board may in its discretion modify such Management Objectives or the related level or levels of achievement, in whole or in part, as the Board deems appropriate and equitable, except in the case of a Covered Employee where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code. In such case, the Board will not make any modification of the Management Objectives or the level or levels of achievement with respect to such Covered Employee.

(p) “Market Value Per Share” means, as of any particular date, the average of the highest and lowest reported sales prices of the Common Stock during normal trading hours on the New York Stock Exchange Composite Tape or, if not listed on such exchange, on any other national securities exchange on which the Common Stock is listed. If there is no regular public trading market for such Common Stock, the Market Value Per Share of the Common Stock shall be determined by the Board.

(q) “Optionee” means the optionee named in an Evidence of Award evidencing an outstanding Option Right.

(r) “Option Price” means the purchase price payable on exercise of an Option Right.

(s) “Option Right” means the right to purchase shares of Common Stock upon exercise of an option granted pursuant to Section 4 of this Plan.

(t) “Participant” means a person who is selected by the Board to receive benefits under this Plan and who is at the time an officer or other employee of the Company or any one or more of its Subsidiaries, or who has agreed to commence serving in any of such capacities within 90 days of the Date of Grant. The term “Participant” shall also include any person who provides services to the Company or a Subsidiary that are equivalent to those typically provided by an employee.

(u) “Performance Period” means, in respect of a Performance Share or Performance Unit, a period of time established pursuant to Section 8 of this Plan within which the Management Objectives relating to such Performance Share or Performance Unit are to be achieved.

(v) “Performance Share” means a bookkeeping entry that records the equivalent of one share of Common Stock awarded pursuant to Section 8 of this Plan.

(w) “Performance Unit” means a bookkeeping entry awarded pursuant to Section 8 of this Plan that records a unit equivalent to $1.00 or such other value as is determined by the Board.

(x) “Plan” means The Sherwin-Williams Company 2006 Equity and Performance Incentive Plan, as may be amended from time to time.

(y) “Restricted Stock” means shares of Common Stock granted or sold pursuant to Section 6 of this Plan as to which neither the substantial risk of forfeiture nor the prohibition on transfer has expired.

(z) “Restriction Period” means the period of time during which Restricted Stock Units are subject to restrictions, as provided in Section 7 of this Plan.

(aa) “Restricted Stock Unit” means an award made pursuant to Section 7 of this Plan of the right to receive shares of Common Stock or cash at the end of a specified period.

(bb) “Spread” means the excess of the Market Value Per Share on the date when an Appreciation Right is exercised over the Option Price or Base Price provided for in the related Option Right or Free-Standing Appreciation Right, respectively.

(cc) “Subsidiary” means a corporation, company or other entity (i) at least 50 percent of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, or (ii) which does not have outstanding shares or securities (as may be the case in a partnership, joint venture or unincorporated association), but at least 50 percent of whose ownership interest representing the right generally to make decisions for such other entity is, now or hereafter, owned or controlled, directly or indirectly, by the Company except that for purposes of determining whether any person may be a Participant for purposes of any grant of Incentive Stock Options, “Subsidiary” means any corporation in which at the time the Company owns or controls, directly or indirectly, at least 50 percent of the total combined voting power represented by all classes of stock issued by such corporation.

(dd) “Tandem Appreciation Right” means an Appreciation Right granted pursuant to Section 5 of this Plan that is granted in tandem with an Option Right.

      3. Shares Subject to this Plan.

(a) Maximum Shares Available Under Plan.

(i) Subject to adjustment as provided in Section 10 of this Plan, the number of shares of Common Stock that may be issued or transferred (A) upon the exercise of Option Rights or Appreciation Rights; (B) as Restricted Stock and released from substantial risks of forfeiture thereof; (C) in payment of Restricted Stock Units; (D) in payment of Performance Shares or Performance Units that have been earned; or (E) in payment of dividend equivalents paid with respect to awards made under this Plan will not exceed in the aggregate 10,000,000 shares of Common Stock, plus any shares of Common Stock relating to awards that expire or are forfeited or are cancelled under this Plan. Such shares may be shares of original issuance or treasury shares or a combination of the foregoing.

(ii) Shares of Common Stock covered by an award granted under this Plan shall not be counted as used unless and until they are actually issued and delivered to a Participant. Without limiting the generality of the foregoing, upon payment in cash of the benefit provided by any award granted under this Plan, any shares of Common Stock that were covered by that award will be available for issue or transfer hereunder. Notwithstanding anything to the contrary contained herein: (A) shares of Common Stock tendered in payment of the Option Price of a Option Right shall not be added to the aggregate plan limit described above; (B) shares of Common Stock withheld by the Company to satisfy the tax withholding obligation shall not be added to the aggregate plan limit described above; (C) shares of Common Stock that are repurchased by the Company with Option Right proceeds shall not be added to the aggregate plan limit described above; and (D) all shares of Common Stock covered by an Appreciation Right, to the extent that it is exercised and settled in shares of Common Stock, whether or not all shares of Common Stock covered by the award are actually issued to the Participant upon exercise of the right, shall be considered issued or transferred pursuant to this Plan.

(b) Life-of-Plan Limits. Notwithstanding anything in this Section 3, or elsewhere in this Plan, to the contrary and subject to adjustment pursuant to Section 10 of this Plan:

(i) The aggregate number of shares of Common Stock actually issued or transferred by the Company upon the exercise of Incentive Stock Options shall not exceed 10,000,000.

(ii) The aggregate number of shares of Common Stock issued as Restricted Stock (and released from substantial risks of forfeiture), Restricted Stock Units or Performance Shares or Performance Units shall not exceed 3,000,000.

(c) Individual Participant Limits. Notwithstanding anything in this Section 3, or elsewhere in this Plan, to the contrary and subject to adjustment pursuant to Section 10 of this Plan:

(i) No Participant shall be granted Option Rights or Appreciation Rights, in the aggregate, for more than 500,000 shares of Common Stock during any calendar year.

(ii) No Participant will be granted Restricted Stock or Restricted Stock Units that specify Management Objectives or Performance Shares, in the aggregate, for more than 200,000 shares of Common Stock during any calendar year.

(iii) Notwithstanding any other provision of this Plan to the contrary, in no event will any Participant in any calendar year receive an award of Performance Units having an aggregate maximum value as of their respective Dates of Grant in excess of $5,000,000.

(d) Exclusion from Certain Restrictions. Notwithstanding anything in this Plan to the contrary, up to 5% of the maximum number of shares of Common Stock provided for in Section 3(a)(i) above may be used for awards granted under Sections 4 through 8 of this Plan that do not comply with the three-year requirements set forth in Sections 6(c) and 7(c) of this Plan and the one-year requirements of Sections 6(e), 7(a) and 8(b) of this Plan.

      4. Option Rights. The Board may, from time to time and upon such terms and conditions as it may determine, authorize the granting to Participants of options to purchase shares of Common Stock. Each such grant will be subject to all of the requirements contained in the following provisions:

(a) Each grant will specify the number of shares of Common Stock to which it pertains subject to the limitations set forth in Section 3 of this Plan.

(b) Each grant will specify an Option Price per share, which may not be less than the Market Value Per Share on the Date of Grant.

(c) Each grant will specify whether the Option Price will be payable (i) in cash or by check acceptable to the Company or by wire transfer of immediately available funds, (ii) by the actual or constructive transfer to the Company of shares of Common Stock owned by the Optionee having a value at the time of exercise equal to the total Option Price, (iii) by a combination of such methods of payment, or (iv) by such other methods as may be approved by the Board.

(d) To the extent permitted by law, any grant may provide for deferred payment of the Option Price from the proceeds of sale through a bank or broker on a date satisfactory to the Company of some or all of the shares to which such exercise relates.

(e) Successive grants may be made to the same Participant whether or not any Option Rights previously granted to such Participant remain unexercised.

(f) Each grant will specify the period or periods of continuous service by the Optionee with the Company or any Subsidiary that is necessary before the Option Rights or installments thereof will become exercisable. A grant of Option Rights may provide for the earlier exercise of such Option Rights in the event of retirement, death or disability of the Participant or a Change of Control.

(g) Any grant of Option Rights may specify Management Objectives that must be achieved as a condition to the exercise of such rights. The grant of such Option Rights will specify that, before the exercise of such rights, the Board must determine that the Management Objectives have been satisfied.

(h) Option Rights granted under this Plan may be (i) options, including, without limitation, Incentive Stock Options, that are intended to qualify under particular provisions of the Code, (ii) options that are not intended so to qualify, or (iii) combinations of the foregoing. Incentive Stock Options may only be granted to Participants who meet the definition of “employees” under Section 3401(c) of the Code.

(i) The exercise of an Option Right will result in the cancellation on a share-for-share basis of any Tandem Appreciation Right authorized under Section 5 of this Plan.

(j) No Option Right will be exercisable more than 10 years from the Date of Grant.

(k) Each grant of Option Rights will be evidenced by an Evidence of Award. Each Evidence of Award shall be subject to this Plan and shall contain such terms and provisions, consistent with this Plan, as the Board may approve.

      5. Appreciation Rights.

(a) The Board may also authorize the granting (i) to any Optionee, of Tandem Appreciation Rights in respect of Option Rights granted hereunder, and (ii) to any Participant, of Free-Standing Appreciation Rights. A Tandem Appreciation Right will be a right of the Optionee, exercisable by surrender of the related Option Right, to receive from the Company an amount determined by the Board, which will be expressed as a percentage of the Spread (not exceeding

100 percent) at the time of exercise. Tandem Appreciation Rights may be granted at any time prior to the exercise or termination of the related Option Rights; provided, however, that a Tandem Appreciation Right awarded in relation to an Incentive Stock Option must be granted concurrently with such Incentive Stock Option. A Free-Standing Appreciation Right will be a right of the Participant to receive from the Company an amount determined by the Board, which will be expressed as a percentage of the Spread (not exceeding 100 percent) at the time of exercise.

(b) Each grant of Appreciation Rights will be subject to all of the requirements contained in the following provisions:

(i) Any grant may specify that the amount payable on exercise of an Appreciation Right may be paid by the Company in cash, in shares of Common Stock or in any combination thereof and may either grant to the Participant or retain in the Board the right to elect among those alternatives.

(ii) Any grant may specify that the amount payable on exercise of an Appreciation Right may not exceed a maximum specified by the Board at the Date of Grant.

(iii) Any grant may specify waiting periods before exercise and permissible exercise dates or periods.

(iv) Any grant may specify that such Appreciation Right may be exercised only in the event of, or earlier in the event of, retirement, death or disability of the Participant or a Change of Control.

(v) Any grant of Appreciation Rights may specify Management Objectives that must be achieved as a condition of the exercise of such Appreciation Rights. The grant of such Appreciation Rights will specify that, before the exercise of such Appreciation Rights, the Board must determine that the Management Objectives have been satisfied.

(vi) Each grant of Appreciation Rights will be evidenced by an Evidence of Award, which Evidence of Award will describe such Appreciation Rights, identify the related Option Rights (if applicable), and contain such other terms and provisions, consistent with this Plan, as the Board may approve.

(c) Any grant of Tandem Appreciation Rights will provide that such Tandem Appreciation Rights may be exercised only at a time when the related Option Right is also exercisable and at a time when the Spread is positive, and by surrender of the related Option Right for cancellation. Successive grants of Tandem Appreciation Rights may be made to the same Participant regardless of whether any Tandem Appreciation Rights previously granted to the Participant remain unexercised.

(d) Regarding Free-Standing Appreciation Rights only:

(i) Each grant will specify in respect of each Free-Standing Appreciation Right a Base Price, which may not be less than the Market Value Per Share on the Date of Grant;

(ii) Successive grants may be made to the same Participant regardless of whether any Free-Standing Appreciation Rights previously granted to the Participant remain unexercised; and

(iii) No Free-Standing Appreciation Right granted under this Plan may be exercised more than 10 years from the Date of Grant.

      6. Restricted Stock. The Board may also authorize the grant or sale of Restricted Stock to Participants. Each such grant or sale will be subject to all of the requirements contained in the following provisions:

(a) Each such grant or sale will constitute an immediate transfer of the ownership of shares of Common Stock to the Participant in consideration of the performance of services, entitling such Participant to voting, dividend and other ownership rights, but subject to the substantial risk of forfeiture and restrictions on transfer hereinafter referred to.

(b) Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the Market Value Per Share at the Date of Grant.

(c) Each such grant or sale will provide that the Restricted Stock covered by such grant or sale that vests upon the passage of time will be subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code for a period of not less than three years to be determined by the Board at the Date of Grant and may provide for the earlier lapse of such substantial risk of forfeiture as provided in Section 6(e) below or in the event of retirement, death or disability of the Participant or a Change of Control.

(d) Each such grant or sale will provide that during the period for which such substantial risk of forfeiture is to continue, the transferability of the Restricted Stock will be prohibited or restricted in the manner and to the extent prescribed by the Board at the Date of Grant (which restrictions may include, without limitation, rights of repurchase or first refusal in the Company or provisions subjecting the Restricted Stock to a continuing substantial risk of forfeiture in the hands of any transferee).

(e) Any grant of Restricted Stock may specify Management Objectives that, if achieved, will result in termination or early termination of the restrictions applicable to such Restricted Stock; provided, however, that restrictions relating to Restricted Stock that vests upon the achievement of Management Objectives may not terminate sooner than one year from the Date of Grant. Each grant may specify in respect of such Management Objectives a minimum acceptable level of achievement and may set forth a formula for determining the number of shares of Restricted Stock on which restrictions will terminate if performance is at or above the minimum level, but falls short of full achievement of the specified Management Objectives. The grant of Restricted Stock will specify that, before the termination or early termination of the restrictions applicable to such Restricted Stock, the Board must determine that the Management Objectives have been satisfied.

(f) Any such grant or sale of Restricted Stock may require that any or all dividends or other distributions paid thereon during the period of such restrictions be automatically deferred and reinvested in additional shares of Restricted Stock, which may be subject to the same restrictions as the underlying award.

(g) Each grant or sale of Restricted Stock will be evidenced by an Evidence of Award and will contain such terms and provisions, consistent with this Plan, as the Board may approve. Unless otherwise directed by the Board, all certificates representing shares of Restricted Stock will be held in custody by the Company until all restrictions thereon will have lapsed, together with a stock power or powers executed by the Participant in whose name such certificates are registered, endorsed in blank and covering such Shares.

      7. Restricted Stock Units. The Board may also authorize the granting or sale of Restricted Stock Units to Participants. Each such grant or sale will be subject to all of the requirements contained in the following provisions:

(a) Each such grant or sale will constitute the agreement by the Company to deliver shares of Common Stock or cash to the Participant in the future in consideration of the performance of services, but subject to the fulfillment of such conditions (which may include the achievement of Management Objectives) during the Restriction Period as the Board may specify. If a grant of Restricted Stock Units specifies that the Restriction Period will terminate upon the achievement of Management Objectives, such Restriction Period may not terminate sooner than one year from the Date of Grant. Each grant may specify in respect of such Management Objectives a minimum acceptable level of achievement and may set forth a formula for determining the number of shares of Restricted Stock Units on which restrictions will terminate if performance is at or above the minimum level, but falls short of full achievement of the specified Management Objectives. The grant of such Restricted Stock Units will specify that, before the termination or early termination of the restrictions applicable to such Restricted Stock Units, the Board must determine that the Management Objectives have been satisfied.

(b) Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the Market Value Per Share at the Date of Grant.

(c) If the Restriction Period lapses only by the passage of time, each such grant or sale will be subject to a Restriction Period of not less than three years, as determined by the Board at the Date of Grant, and may provide for the earlier lapse or other modification of such Restriction Period in the event of retirement, death or disability of the Participant or a Change of Control.

(d) During the Restriction Period, the Participant will have no right to transfer any rights under his or her award and will have no rights of ownership in the Restricted Stock Units and will have no right to vote them, but the Board may at the Date of Grant, authorize the payment of dividend equivalents on such Restricted Stock Units on either a current, deferred or contingent basis, either in cash or in additional shares of Common Stock.

(e) Each grant or sale will specify the time and manner of payment of Restricted Stock Units that have been earned. Any grant or sale may specify that the amount payable with respect thereto may be paid by the Company in cash, in shares of Common Stock or in any combination thereof and may either grant to the Participant or retain in the Board the right to elect among those alternatives.

(f) Each grant or sale of Restricted Stock Units will be evidenced by an Evidence of Award and will contain such terms and provisions, consistent with this Plan, as the Board may approve.

      8. Performance Shares and Performance Units. The Board may also authorize the granting of Performance Shares and Performance Units that will become payable to a Participant upon achievement of specified Management Objectives during the Performance Period. Each such grant will be subject to all of the requirements contained in the following provisions:

(a) Each grant will specify the number of Performance Shares or Performance Units to which it pertains, which number may be subject to adjustment to reflect changes in compensation or other factors; provided, however, that no such adjustment will be made in the case of a Covered Employee where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code.

(b) The Performance Period with respect to each Performance Share or Performance Unit will be such period of time (not less than one year), commencing with the Date of Grant as will be determined by the Board at the time of grant which may be subject to earlier lapse or other modification in the event of retirement, death or disability of the Participant or a Change of Control.

(c) Any grant of Performance Shares or Performance Units will specify Management Objectives which, if achieved, will result in payment or early payment of the award, and each grant may specify in respect of such specified Management Objectives level or levels of achievement and will set forth a formula for determining the number of Performance Shares or Performance Units that will be earned if performance is at or above the level(s), but falls short of full achievement of the specified Management Objectives. The grant of Performance Shares or Performance Units will specify that, before the Performance Shares or Performance Units will be earned and paid, the Board must determine that the Management Objectives have been satisfied.

(d) Each grant will specify the time and manner of payment of Performance Shares or Performance Units that have been earned. Any grant may specify that the amount payable with respect thereto may be paid by the Company in cash, in shares of Common Stock or in any combination thereof and may either grant to the Participant or retain in the Board the right to elect among those alternatives.

(e) Any grant of Performance Shares may specify that the amount payable with respect thereto may not exceed a maximum specified by the Board at the Date of Grant. Any grant of Performance Units may specify that the amount payable or the number of shares of Common Stock issued with respect thereto may not exceed maximums specified by the Board at the Date of Grant.

(f) The Board may at the Date of Grant of Performance Shares, provide for the payment of dividend equivalents to the holder thereof on either a current, deferred or contingent basis, either in cash or in additional shares of Common Stock.

(g) Each grant of Performance Shares or Performance Units will be evidenced by an Evidence of Award and will contain such other terms and provisions, consistent with this Plan, as the Board may approve.

      9. Administration of this Plan.

(a) This Plan will be administered by the Board, which may from time to time delegate all or any part of its authority under this Plan to the Compensation and Management Development Committee or any other committee of the Board (or a subcommittee thereof), as constituted from time to time. To the extent of any such delegation, references in this Plan to the Board will be deemed to be references to such committee or subcommittee.

(b) The interpretation and construction by the Board of any provision of this Plan or of any agreement, notification or document evidencing the grant of Option Rights, Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units and any determination by the Board pursuant to any provision of this Plan or of any such agreement, notification or document will be final and conclusive.

(c) To the extent permitted by Ohio law, the Board may, from time to time, delegate to one or more officers of the Company the authority of the Board to grant and determine the terms and conditions of awards granted under this Plan. In no event shall any such delegation of authority be permitted with respect to awards to any executive officer or any person subject to Section 162(m) of the Code.

      10. Adjustments. The Board may make or provide for such adjustments in the numbers of shares of Common Stock covered by outstanding Option Rights, Appreciation Rights, Restricted Stock Units, Performance Shares and Performance Units granted hereunder, in the Option Price and Base Price provided in outstanding Appreciation Rights, and in the kind of shares covered thereby, as the Board, in its sole discretion, may determine is equitably required to prevent dilution or enlargement of the rights of Participants or Optionees that otherwise would result from (a) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, or (b) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing. Moreover, in the event of any such transaction or event, the Board, in its discretion, may provide in substitution for any or all outstanding awards under this Plan such alternative consideration (including cash), if any, as it may determine to be equitable in the circumstances and may require in connection therewith the surrender of all awards so replaced. The Board may also make or provide for such adjustments in the numbers of shares specified in Section 3 of this Plan as the Board in its sole discretion may determine is appropriate to reflect any transaction or event described in this Section 10; provided, however, that any such adjustment to the number specified in Section 3(b)(i) will be made only if and to the extent that such adjustment would not cause any option intended to qualify as an Incentive Stock Option to fail so to qualify.

      11. Change of Control. For purposes of this Plan, except as may be otherwise prescribed by the Board in an agreement evidencing a grant or award made under this Plan, a “Change of Control” shall be deemed to have occurred if:

(a) Any person (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended, hereinafter the “Exchange Act”) who or that, together with all “Affiliates” and “Associates” (as such terms are defined in Rule 12b-2, as in effect on April 23, 1997, of the General Rules and Regulations under the Exchange Act) of such person, is the Beneficial Owner (as defined below) of ten percent (10%) or more of the shares of Common Stock then outstanding, except:

(i) the Company;

(ii) any of the Company’s subsidiaries in which a majority of the voting power of the equity securities or equity interests of such subsidiary is owned, directly or indirectly, by the Company;

(iii) any employee benefit or stock ownership plan of the Company or any trustee or fiduciary with respect to such a plan acting in such capacity; or

(iv) any such person who has reported or may, pursuant to Rule 13d-1(b)(1) of the General Rules and Regulations under the Exchange Act, report such ownership (but only as long as such person is the Beneficial Owner of less than fifteen percent (15%) of the shares of Common Stock then outstanding) on Schedule 13G (or any comparable or successor report) under the Exchange Act.

      Notwithstanding the foregoing: (A) no person shall become the Beneficial Owner of ten percent (10%) or more (fifteen percent (15%) or more in the case of any person identified in clause (iv) above) solely as the result of an acquisition of Common Stock by the Company that, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such person to ten percent (10%) or more (fifteen percent (15%) or more in the case of any person identified in clause (iv) above) of the shares of Common Stock then outstanding; provided, however, that if a person becomes the Beneficial Owner of ten percent (10%) or more (fifteen percent (15%) or more in the case of any person identified in clause (iv) above) of the shares of Common Stock solely by reason of purchases of Common Stock by the Company and shall, after such purchases by the Company, become the Beneficial Owner of any additional shares of Common Stock which has the effect of increasing such person’s percentage ownership of the then-outstanding shares of Common Stock by any means whatsoever, then such person shall be deemed to have triggered a Change of Control; and (B) if the Board of Directors determines that a person who would otherwise be the Beneficial Owner of ten percent (10%) or more (fifteen percent (15%) or more in the case of any person identified in clause (iv) above) of the shares of Common Stock has become such inadvertently (including, without limitation, because (1) such person was unaware that it Beneficially Owned ten percent (10%) or more (fifteen percent (15%) or more in the case of any person identified in clause (iv) above) of the shares of Common Stock or (2) such person was aware of the extent of such beneficial ownership but such person acquired beneficial ownership of such shares of Common

Stock without the intention to change or influence the control of the Company) and such person divests itself as promptly as practicable of a sufficient number of shares of Common Stock so that such person would no longer be the Beneficial Owner of ten percent (10%) or more (fifteen percent (15%) or more in the case of any person identified in clause (iv) above), then such person shall not be deemed to be, or have been, the Beneficial Owner of ten percent (10%) or more (fifteen percent (15%) or more in the case of any person identified in clause (iv) above) of the shares of Common Stock, and no Change of Control shall be deemed to have occurred.

(b) During any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company and any new director (other than a director initially elected or nominated as a director as a result of an actual or threatened election contest with respect to directors or any other actual or threatened solicitation of proxies by or on behalf of such director) whose election by the Board of Directors or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof.

(c) There shall be consummated any consolidation, merger or other combination of the Company with any other person or entity other than:

(i) a consolidation, merger or other combination which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty-one percent (51%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such consolidation, merger or other combination; or

(ii) a consolidation, merger or other combination effected to implement a recapitalization and/or reorganization of the Company (or similar transaction), or any other consolidation, merger or other combination of the Company, which results in no person, together with all Affiliates and Associates of such person, becoming the Beneficial Owner of ten percent (10%) or more (fifteen percent (15%) or more in the case of any person identified in clause (a)(iv) above) of the combined voting power of the Company’s then outstanding securities.

(d) There shall be consummated any sale, lease, assignment, exchange, transfer or other disposition (in one transaction or a series of related transactions) of fifty percent (50%) or more of the assets or earning power of the Company (including, without limitation, any such sale, lease, assignment, exchange, transfer or other disposition effected to implement a recapitalization and/or reorganization of the Company (or similar transaction)) which results in any person, together with all Affiliates and Associates of such person, owning a proportionate share of such assets or earning power greater than the proportionate share of the voting power of the Company that such person, together with all Affiliates and Associates of such person, owned immediately prior to any such sale, lease, assignment, exchange, transfer or other disposition.

(e) The shareholders of the Company approve a plan of complete liquidation of the Company.

      For purposes of this Section 11, a person shall be deemed the “Beneficial Owner” of and shall be deemed to “beneficially own” any securities:

(f) which such person or any of such person’s Affiliates or Associates is considered to be a “beneficial owner” under Rule 13d-3 of the General Rules and Regulations under the Exchange Act, as in effect on April 23, 1997;

(g) which such person or any of such person’s Affiliates or Associates, directly or indirectly, has or shares the right to acquire, hold, vote (except pursuant to a revocable proxy as described in the proviso to this definition) or dispose of such securities (whether any such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (whether or not in writing), or upon the exercise of conversation rights, exchange rights, rights, warrants or options, or otherwise; provided, however, that a person shall not be deemed to be the Beneficial Owner of, or to beneficially own, securities tendered pursuant to a tender or exchange offer made by or on behalf of such person or any of such person’s Affiliates or Associates until such tendered securities are accepted for purchase or exchange; or

(h) which are beneficially owned, directly or indirectly, by any other person (or any Affiliate or Associate of such other person) with which such person (or any of such person’s Affiliates or Associates) has any agreement, arrangement or understanding (whether or not in writing), with respect to acquiring, holding, voting (except as described in the proviso to this definition) or disposing of any securities of the Company;

provided, however, that a person shall not be deemed the Beneficial Owner of, nor to beneficially own, any security if such person has the right to vote such security pursuant to an agreement, arrangement or understanding which (1) arises solely from a revocable proxy given to such person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations under the Exchange Act, and (2) is not also then reportable on Schedule 13D (or any comparable or successor report) under the Exchange Act; and provided, further, that nothing in this Paragraph 5 shall cause a person engaged in business as an underwriter or securities to be the Beneficial Owner of, or to beneficially own, any securities acquired through such person’s participation in good faith in a firm commitment underwriting until the expiration of forty (40) days after the date of such acquisition or such later date as the Board of Directors may determine in any specific case.

      12. Non U.S. Participants. In order to facilitate the making of any grant or combination of grants under this Plan, the Board may provide for such special terms for awards to Participants who are foreign nationals or who are employed by the Company or any Subsidiary outside of the United States of America or who provide services to the Company under an agreement with a foreign nation or agency, as the Board may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Board may approve such supplements to or amendments, restatements or alternative versions of this Plan (including, without limitation, sub-plans) as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of this Plan as in effect for any other purpose, and the Secretary or other appropriate officer of the Company may certify any such document as having been approved and adopted in the same manner as this Plan. No such special terms, supplements, amendments or restatements, however, will include any provisions that are inconsistent with the terms of this Plan as then in effect unless this Plan could have been amended to eliminate such inconsistency without further approval by the shareholders of the Company.

      13. Transferability.

(a) No Option Right or Appreciation Right granted under this Plan shall be transferable by the Participant except by will or the laws of descent and distribution. Except as otherwise determined by the Board, Option Rights and Appreciation Rights will be exercisable during the Participant’s lifetime only by him or her or, in the event of the Participant’s legal incapacity to do so, by his or her guardian or legal representative acting on behalf of the Participant in a fiduciary capacity under state law and/or court supervision.

(b) The Board may specify at the Date of Grant that part or all of the shares of Common Stock that are (i) to be issued or transferred by the Company upon the exercise of Option Rights or Appreciation Rights, upon the termination of the Restriction Period applicable to

Restricted Stock Units or upon payment under any grant of Performance Shares or Performance Units or (ii) no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in Section 6 of this Plan, will be subject to further restrictions on transfer.

      14. Withholding Taxes. To the extent that the Company is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a Participant or other person under this Plan, and the amounts available to the Company for such withholding are insufficient, it will be a condition to the receipt of such payment or the realization of such benefit that the Participant or such other person make arrangements satisfactory to the Company for payment of the balance of such taxes required to be withheld, which arrangements (in the discretion of the Board) may include relinquishment of a portion of such benefit. If a Participant’s benefit is to be received in the form of Common Stock, and such Participant fails to make arrangements for the payment of tax, the Company shall withhold such shares of Common Stock having a value equal to the amount required to be withheld. Notwithstanding the foregoing, unless otherwise provided by the Board, when a Participant is required to pay the Company an amount required to be withheld under applicable income and employment tax laws, the Participant may elect to satisfy the obligation, in whole or in part, by electing to have withheld, from the shares required to be delivered to the Participant, shares of Common Stock having a value equal to the amount required to be withheld (except in the case of Restricted Stock where an election under Section 83(b) of the Code has been made), or by delivering to the Company other shares of Common Stock held by such Participant. The shares used for tax withholding will be valued at an amount equal to the Market Value Per Share of such Common Stock on the date the benefit is to be included in Participant’s income. In no event shall the Market Value Per Share of the shares of Common Stock to be withheld and/or delivered pursuant to this Section to satisfy applicable withholding taxes in connection with the benefit exceed the minimum amount of taxes required to be withheld. Participants shall also make such arrangements as the Company may require for the payment of any withholding tax obligation that may arise in connection with the disposition of shares of Common Stock acquired upon the exercise of Option Rights.

      15. Compliance with Section 409A of the Code.

(a) To the extent applicable, it is intended that this Plan and any grants made hereunder comply with the provisions of Section 409A of the Code. This Plan and any grants made hereunder shall be administrated in a manner consistent with this intent, and any provision that would cause this Plan or any grant made hereunder to fail to satisfy Section 409A of the Code shall have no force and effect until amended to comply with Section 409A of the Code (which amendment may be retroactive to the extent permitted by Section 409A of the Code and may be made by the Company without the consent of Participants). Any reference in this Plan to Section 409A of the Code will also include any proposed, temporary or final regulations, or any other guidance, promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.

(b) In order to determine for purposes of Section 409A of the Code whether a Participant is employed by a member of the Company’s controlled group of corporations under Section 414(b) of the Code (or by a member of a group of trades or businesses under common control with the Company under Section 414(c) of the Code) and, therefore, whether the shares of Common Stock that are or have been purchased by or awarded under this Plan to the Participant are shares of “service recipient” stock within the meaning of Section 409A of the Code:

(i) In applying Code Section 1563(a)(1), (2) and (3) for purposes of determining the Company’s controlled group under Section 414(b) of the Code, the language “at least 50 percent” is to be used instead of “at least 80 percent” each place it appears in Code Section 1563(a)(1), (2) and (3); and

(ii) In applying Treasury Regulation Section 1.414(c)-2 for purposes of determining trades or businesses under common control with the Company for purposes of Sec-

tion 414(c) of the Code, the language “at least 50 percent” is to be used instead of “at least 80 percent” each place it appears in Treasury Regulation Section 1.414(c)-2.

(c) Notwithstanding any provision of this Plan to the contrary, to the extent an award shall be deemed to be vested or restrictions lapse, expire or terminate upon the occurrence of a Change of Control and such Change of Control does not constitute a “change in the ownership or effective control” or a “change in the ownership or a substantial portion of the assets” of the Company within the meaning of Section 409A(a)(2)(A)(v) of the Code, then even though such award may be deemed to be vested or restrictions lapse, expire or terminate upon the occurrence of the Change of Control or any other provision of this Plan, payment will be made, to the extent necessary to comply with the provisions of Section 409A of the Code, to the Participant the earliest of (i) the Participant’s “separation from service” with the Company (determined in accordance with Section 409A of the Code); provided, however, that if the Participant is a “specified employee” (within the meaning of Section 409A of the Code), the payment date shall be the date that is six months after the date of the Participant’s separation from service with the Company, (ii) the date payment otherwise would have been made in the absence of any provisions in this Plan to the contrary (provided such date is permissible under Section 409A of the Code), or (iii) the Participant’s death.

      16. Effective Date. This Plan will be effective as of the Effective Date. No grants will be made under The Sherwin-Williams Company 2003 Stock Plan on or after the Effective Date.

      17. Amendments.

(a) The Board may at any time and from time to time amend this Plan in whole or in part; provided, however, that if an amendment to this Plan (i) would materially increase the benefits accruing to Participants under this Plan, (ii) would materially increase the number of securities which may be issued under this Plan, (iii) would materially modify the requirements for participation in this Plan or (iv) must otherwise be approved by the shareholders of the Company in order to comply with applicable law or the rules of the New York Stock Exchange or, if the shares of Common Stock are not traded on the New York Stock Exchange, the principal national securities exchange upon which the shares of Common Stock are traded or quoted, then, such amendment will be subject to shareholder approval and will not be effective unless and until such approval has been obtained.

(b) The Board will not, without the further approval of the shareholders of the Company, authorize the amendment of any outstanding Option Right to reduce the Option Price. Furthermore, no Option Right will be cancelled and replaced with awards having a lower Option Price without further approval of the shareholders of the Company. This Section 17(b) is intended to prohibit the repricing of “underwater” Option Rights and will not be construed to prohibit the adjustments provided for in Section 10 of this Plan.

(c) If permitted by Section 409A of the Code, in case of termination of employment by reason of death, disability or normal or early retirement, or in the case of unforeseeable emergency or other special circumstances, of a Participant who holds an Option Right or Appreciation Right not immediately exercisable in full, or any shares of Restricted Stock as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, or any Restricted Stock Units as to which the Restriction Period has not been completed, or any Performance Shares or Performance Units which have not been fully earned, or who holds shares of Common Stock subject to any transfer restriction imposed pursuant to Section 13 of this Plan, the Board may, in its sole discretion, accelerate the time at which such Option Right, Appreciation Right or other award may be exercised or the time at which such substantial risk of forfeiture or prohibition or restriction on transfer will lapse or the time when such Restriction Period will end or the time at which such Performance Shares or Performance Units will be deemed to have been fully earned or the time when such transfer restriction will terminate or may waive any other limitation or requirement under any such award.

      Subject to Section 17(b) hereof, the Board may amend the terms of any award theretofore granted under this Plan prospectively or retroactively, except in the case of a Covered Employee where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code. In such case, the Board will not make any modification of the Management Objectives or the level or levels of achievement with respect to such Covered Employee. Subject to Section 10 above, no such amendment shall impair the rights of any Participant without his or her consent. The Board may, in its discretion, terminate this Plan at any time. Termination of this Plan will not affect the rights of Participants or their successors under any awards outstanding hereunder and not exercised in full on the date of termination.

      18. Termination. No grant will be made under this Plan more than 10 years after the date on which this Plan is first approved by the shareholders of the Company, but all grants made on or prior to such date will continue in effect thereafter subject to the terms thereof and of this Plan.

      19. Governing Law. This Plan and all grants and awards and actions taken thereunder shall be governed by and construed in accordance with the internal substantive laws of the State of Ohio.

      20. Miscellaneous Provisions.

(a) The Company will not be required to issue any fractional shares of Common Stock pursuant to this Plan. The Board may provide for the elimination of fractions or for the settlement of fractions in cash.

(b) This Plan will not confer upon any Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary, nor will it interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate such Participant’s employment or other service at any time.

(c) To the extent that any provision of this Plan would prevent any Option Right that was intended to qualify as an Incentive Stock Option from qualifying as such, that provision will be null and void with respect to such Option Right. Such provision, however, will remain in effect for other Option Rights and there will be no further effect on any provision of this Plan.

(d) No award under this Plan may be exercised by the holder thereof if such exercise, and the receipt of cash or stock thereunder, would be, in the opinion of counsel selected by the Board, contrary to law or the regulations of any duly constituted authority having jurisdiction over this Plan.

(e) Absence on leave approved by a duly constituted officer of the Company or any of its Subsidiaries shall not be considered interruption or termination of service of any employee for any purposes of this Plan or awards granted hereunder, except that no awards may be granted to an employee while he or she is absent on leave.

(f) No Participant shall have any rights as a stockholder with respect to any shares subject to awards granted to him or her under this Plan prior to the date as of which he or she is actually recorded as the holder of such shares upon the stock records of the Company.

(g) The Board may condition the grant of any award or combination of awards authorized under this Plan on the surrender or deferral by the Participant of his or her right to receive a cash bonus or other compensation otherwise payable by the Company or a Subsidiary to the Participant.

(h) Participants shall provide the Company with a written election form setting forth the name and contact information of the person who will have beneficial ownership rights upon the death of the Participant.

(i) If any provision of this Plan is or becomes invalid, illegal or unenforceable in any jurisdiction, or would disqualify this Plan or any award under any law deemed applicable by the Board, such provision shall be construed or deemed amended or limited in scope to conform to applicable laws or, in the discretion of the Board, it shall be stricken and the remainder of this Plan shall remain in full force and effect.

APPENDIX C

THE SHERWIN-WILLIAMS COMPANY

2006 Stock Plan For Nonemployee Directors

      1. Purpose. The purpose of this 2006 Stock Plan for Nonemployee Directors is to attract and retain Nonemployee Directors of The Sherwin-Williams Company.

      2. Definitions. As used in this Plan,

(a) “Appreciation Right” means a right granted pursuant to Section 5 of this Plan.

(b) “Base Price” means the price to be used as the basis for determining the Spread upon the exercise of an Appreciation Right.

(c) “Board” means the Board of Directors of the Company and, to the extent of any delegation by the Board to a committee (or subcommittee thereof) pursuant to Section 8 of this Plan, such committee (or subcommittee).

(d) “Code” means the Internal Revenue Code of 1986, as amended from time to time.

(e) “Common Stock” means Common Stock, par value $1.00 each, of the Company or any security into which such shares of Common Stock may be changed by reason of any transaction or event of the type referred to in Section 9 of this Plan.

(f) “Company” means The Sherwin-Williams Company, an Ohio corporation, and its successors.

(g) “Date of Grant” means the date specified by the Board on which a grant of Option Rights or Appreciation Rights, or a grant or sale of Restricted Stock or Restricted Stock Units, will become effective (which date will not be earlier than the date on which the Board takes action with respect thereto).

(h) “Effective Date” means the date immediately following the date that this Plan is approved by the shareholders of the Company.

(i) “Evidence of Award” means an agreement, certificate, resolution or other type or form of writing or other evidence that sets forth the terms and conditions of Option Rights, Appreciation Rights, or a grant or sale of Restricted Stock or Restricted Stock Units. An Evidence of Award may be in an electronic medium, may be limited to notation on the books and records of the Company and need not be signed by a representative of the Company or a Participant.

(j) “Market Value Per Share” means, as of any particular date, the average of the highest and lowest reported sales prices of the Common Stock during normal trading hours on the New York Stock Exchange Composite Tape or, if not listed on such exchange, on any other national securities exchange on which the Common Stock is listed. If there is no regular public trading market for such Common Stock, the Market Value Per Share of the Common Stock shall be determined by the Board.

(k) “Nonemployee Director” means a member of the Board of Directors of the Company, who is not an employee of the Company.

(l) “Optionee” means the optionee named in an Evidence of Award evidencing an outstanding Option Right.

(m) “Option Price” means the purchase price payable on exercise of an Option Right.

(n) “Option Right” means the right to purchase shares of Common Stock upon exercise of an option granted pursuant to Section 4 of this Plan.

(o) “Participant” means a person who is selected by the Board to receive benefits under this Plan and who is at the time a Nonemployee Director.

(p) “Plan” means The Sherwin-Williams Company 2006 Stock Plan for Nonemployee Directors, as may be amended from time to time.

(q) “Restricted Stock” means shares of Common Stock granted or sold pursuant to Section 6 of this Plan as to which neither the substantial risk of forfeiture nor the prohibition on transfer has expired.

(r) “Restriction Period” means the period of time during which Restricted Stock Units are subject to restrictions, as provided in Section 7 of this Plan.

(s) “Restricted Stock Unit” means an award made pursuant to Section 7 of this Plan of the right to receive shares of Common Stock or cash at the end of a specified period.

(t) “Spread” means the excess of the Market Value Per Share on the date when an Appreciation Right is exercised over the Base Price provided for in the Appreciation Right.

(u) “Subsidiary” means a corporation, company or other entity (i) at least 50 percent of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, or (ii) which does not have outstanding shares or securities (as may be the case in a partnership, joint venture or unincorporated association), but at least 50 percent of whose ownership interest representing the right generally to make decisions for such other entity is, now or hereafter, owned or controlled, directly or indirectly, by the Company.

      3. Shares Subject to this Plan.

(a) Maximum Shares Available Under Plan.

(i) Subject to adjustment as provided in Section 9 of this Plan, the number of shares of Common Stock that may be issued or transferred (A) upon the exercise of Option Rights or Appreciation Rights; (B) as Restricted Stock and released from substantial risks of forfeiture thereof; (C) in payment of Restricted Stock Units; or (D) in payment of dividend equivalents paid with respect to Restricted Stock Units will not exceed in the aggregate 200,000 shares of Common Stock, plus any shares of Common Stock relating to awards that expire or are forfeited or are cancelled under this Plan. Such shares may be shares of original issuance or treasury shares or a combination of the foregoing.

(ii) Shares of Common Stock covered by an award granted under this Plan shall not be counted as used unless and until they are actually issued and delivered to a Participant. Without limiting the generality of the foregoing, upon payment in cash of the benefit provided by any award granted under this Plan, any shares of Common Stock that were covered by that award will be available for issue or transfer hereunder. Notwithstanding anything to the contrary contained herein: (A) shares of Common Stock tendered in payment of the Option Price of a Option Right shall not be added to the aggregate plan limit described above; (B) shares of Common Stock that are repurchased by the Company with Option Right proceeds shall not be added to the aggregate plan limit described above; and (C) all shares of Common Stock covered by an Appreciation Right, to the extent that it is exercised and settled in shares of Common Stock, and whether or not shares of Common Stock are actually issued to the Participant upon exercise of the right, shall be considered issued or transferred pursuant to this Plan.

(b) Restricted Stock and Restricted Stock Units Limit. Notwithstanding anything in this Section 3, or elsewhere in this Plan, to the contrary and subject to adjustment pursuant to Section 9 of this Plan, the aggregate number of shares of Common Stock issued as Restricted

Stock (and released from substantial risks of forfeiture) or Restricted Stock Units shall not exceed 200,000.

      4. Option Rights. The Board may, from time to time and upon such terms and conditions as it may determine, authorize the granting to Participants of options to purchase shares of Common Stock. Each such grant will be subject to all of the requirements contained in the following provisions:

(a) Each grant will specify the number of shares of Common Stock to which it pertains subject to the limitations set forth in Section 3 of this Plan.

(b) Each grant will specify an Option Price per share, which may not be less than the Market Value Per Share on the Date of Grant.

(c) Each grant will specify whether the Option Price will be payable (i) in cash or by check acceptable to the Company or by wire transfer of immediately available funds, (ii) by the actual or constructive transfer to the Company of shares of Common Stock owned by the Optionee having a value at the time of exercise equal to the total Option Price, (iii) by a combination of such methods of payment, or (iv) by such other methods as may be approved by the Board.

(d) To the extent permitted by law, any grant may provide for deferred payment of the Option Price from the proceeds of sale through a bank or broker on a date satisfactory to the Company of some or all of the shares to which such exercise relates.

(e) Successive grants may be made to the same Participant whether or not any Option Rights previously granted to such Participant remain unexercised.

(f) Each grant will specify the period or periods of continuous service by the Optionee with the Company that is necessary before the Option Rights or installments thereof will become exercisable. A grant of Option Rights may provide for the earlier exercise of such Option Rights in the event of death or disability of the Participant.

(g) No Option Right will be exercisable more than 10 years from the Date of Grant.

(h) Each grant of Option Rights will be evidenced by an Evidence of Award. Each Evidence of Award shall be subject to this Plan and shall contain such terms and provisions, consistent with this Plan, as the Board may approve.

      5. Appreciation Rights. The Board may also authorize the granting Appreciation Rights to any Participant. An Appreciation Right will be a right of the Participant to receive from the Company an amount determined by the Board, which will be expressed as a percentage of the Spread (not exceeding 100 percent) at the time of exercise. Each grant of Appreciation Rights will be subject to all of the requirements contained in the following provisions:

(a) Any grant may specify that the amount payable on exercise of an Appreciation Right may be paid by the Company in cash, in shares of Common Stock or in any combination thereof and may either grant to the Participant or retain in the Board the right to elect among those alternatives.

(b) Any grant may specify that the amount payable on exercise of an Appreciation Right may not exceed a maximum specified by the Board at the Date of Grant.

(c) Any grant may specify waiting periods before exercise and permissible exercise dates or periods.

(d) Any grant may specify that such Appreciation Right may be exercised only in the event of, or earlier in the event of, death or disability of the Participant.

(e) Each grant of Appreciation Rights will specify a Base Price, which may not be less than the Market Value Per Share on the Date of Grant.

(f) Successive grants may be made to the same Participant regardless of whether any Appreciation Rights previously granted to the Participant remain unexercised.

(g) No Appreciation Right granted under this Plan may be exercised more than 10 years from the Date of Grant.

(h) Each grant of Appreciation Rights will be evidenced by an Evidence of Award, which Evidence of Award will describe such Appreciation Rights, and contain such other terms and provisions, consistent with this Plan, as the Board may approve.

      6. Restricted Stock. The Board may also authorize the grant or sale of Restricted Stock to Participants. Each such grant or sale will be subject to all of the requirements contained in the following provisions:

(a) Each such grant or sale will constitute an immediate transfer of the ownership of shares of Common Stock to the Participant in consideration of the performance of services, entitling such Participant to voting, dividend and other ownership rights, but subject to the substantial risk of forfeiture and restrictions on transfer hereinafter referred to.

(b) Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the Market Value Per Share at the Date of Grant.

(c) Each such grant or sale will provide that the Restricted Stock covered by such grant or sale will be subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code for a period to be determined by the Board at the Date of Grant and may provide for the earlier lapse of such substantial risk of forfeiture as provided in Section 6(e) below or in the event of death or disability of the Participant.

(d) Each such grant or sale will provide that during the period for which such substantial risk of forfeiture is to continue, the transferability of the Restricted Stock will be prohibited or restricted in the manner and to the extent prescribed by the Board at the Date of Grant (which restrictions may include, without limitation, rights of repurchase or first refusal in the Company or provisions subjecting the Restricted Stock to a continuing substantial risk of forfeiture in the hands of any transferee).

(e) Any such grant or sale of Restricted Stock may require that any or all dividends or other distributions paid thereon during the period of such restrictions be automatically deferred and reinvested in additional shares of Restricted Stock, which may be subject to the same restrictions as the underlying award.

(f) Each grant or sale of Restricted Stock will be evidenced by an Evidence of Award and will contain such terms and provisions, consistent with this Plan, as the Board may approve. Unless otherwise directed by the Board, all certificates representing shares of Restricted Stock will be held in custody by the Company until all restrictions thereon will have lapsed, together with a stock power or powers executed by the Participant in whose name such certificates are registered, endorsed in blank and covering such Shares.

      7. Restricted Stock Units. The Board may also authorize the granting or sale of Restricted Stock Units to Participants. Each such grant or sale will be subject to all of the requirements contained in the following provisions:

(a) Each such grant or sale will constitute the agreement by the Company to deliver shares of Common Stock or cash to the Participant in the future in consideration of the performance of services, but subject to the fulfillment of such conditions during the Restriction Period as the Board may specify.

(b) Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the Market Value Per Share at the Date of Grant.

(c) Each such grant or sale will be subject to a Restriction Period, as determined by the Board at the Date of Grant, and may provide for the earlier lapse or other modification of such Restriction Period in the event of death or disability of the Participant.

(d) During the Restriction Period, the Participant will have no right to transfer any rights under his or her award and will have no rights of ownership in the Restricted Stock Units and will have no right to vote them, but the Board may at the Date of Grant, authorize the payment of dividend equivalents on such Restricted Stock Units on either a current, deferred or contingent basis, either in cash or in additional shares of Common Stock.

(e) Each grant or sale will specify the time and manner of payment of Restricted Stock Units that have been earned. Any grant or sale may specify that the amount payable with respect thereto may be paid by the Company in cash, in shares of Common Stock or in any combination thereof and may either grant to the Participant or retain in the Board the right to elect among those alternatives.

(f) Each grant or sale of Restricted Stock Units will be evidenced by an Evidence of Award and will contain such terms and provisions, consistent with this Plan, as the Board may approve.

      8. Administration of this Plan.

(a) This Plan will be administered by the Board, which may from time to time delegate all or any part of its authority under this Plan to the Compensation and Management Development Committee or any other committee of the Board (or a subcommittee thereof), as constituted from time to time. To the extent of any such delegation, references in this Plan to the Board will be deemed to be references to such committee or subcommittee.

(b) The interpretation and construction by the Board of any provision of this Plan or of any agreement, notification or document evidencing the grant of Option Rights, Appreciation Rights, Restricted Stock or Restricted Stock Units and any determination by the Board pursuant to any provision of this Plan or of any such agreement, notification or document will be final and conclusive.

      9. Adjustments. The Board may make or provide for such adjustments in the numbers of shares of Common Stock covered by outstanding Option Rights, Appreciation Rights and Restricted Stock Units granted hereunder, in the Option Price and Base Price provided in outstanding Appreciation Rights, and in the kind of shares covered thereby, as the Board, in its sole discretion, may determine is equitably required to prevent dilution or enlargement of the rights of Participants or Optionees that otherwise would result from (a) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, or (b) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing. Moreover, in the event of any such transaction or event, the Board, in its discretion, may provide in substitution for any or all outstanding awards under this Plan such alternative consideration (including cash), if any, as it may determine to be equitable in the circumstances and may require in connection therewith the surrender of all awards so replaced. The Board may also make or provide for such adjustments in the numbers of shares specified in Section 3 of this Plan as the Board in its sole discretion may determine is appropriate to reflect any transaction or event described in this Section 9.

      10. Non U.S. Participants. In order to facilitate the making of any grant or combination of grants under this Plan, the Board may provide for such special terms for awards to Participants who are foreign nationals or who reside outside of the United States of America as the Board may consider necessary or appropriate to accommodate differences in local law, tax policy or custom.

      11. Transferability.

(a) No Option Right or Appreciation Right granted under this Plan shall be transferable by the Participant except by will or the laws of descent and distribution. Except as otherwise determined by the Board, Option Rights and Appreciation Rights will be exercisable during the Participant’s lifetime only by him or her or, in the event of the Participant’s legal incapacity to do so, by his or her guardian or legal representative acting on behalf of the Participant in a fiduciary capacity under state law and/or court supervision.

(b) The Board may specify at the Date of Grant that part or all of the shares of Common Stock that are (i) to be issued or transferred by the Company upon the exercise of Option Rights or Appreciation Rights or upon the termination of the Restriction Period applicable to Restricted Stock Units or (ii) no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in Section 6 of this Plan, will be subject to further restrictions on transfer.

      12. Compliance with Section 409A of the Code. To the extent applicable, it is intended that this Plan and any grants made hereunder comply with the provisions of Section 409A of the Code. This Plan and any grants made hereunder shall be administrated in a manner consistent with this intent, and any provision that would cause this Plan or any grant made hereunder to fail to satisfy Section 409A of the Code shall have no force and effect until amended to comply with Section 409A of the Code (which amendment may be retroactive to the extent permitted by Section 409A of the Code and may be made by the Company without the consent of Participants).

      13. Effective Date. This Plan will be effective as of the Effective Date. No grants will be made under The Sherwin-Williams Company 1997 Stock Plan for Nonemployee Directors on or after the Effective Date.

      14. Amendments.

(a) The Board may at any time and from time to time amend this Plan in whole or in part; provided, however, that if an amendment to this Plan (i) would materially increase the benefits accruing to Participants under this Plan, (ii) would materially increase the number of securities which may be issued under this Plan, (iii) would materially modify the requirements for participation in this Plan or (iv) must otherwise be approved by the shareholders of the Company in order to comply with applicable law or the rules of the New York Stock Exchange or, if the shares of Common Stock are not traded on the New York Stock Exchange, the principal national securities exchange upon which the shares of Common Stock are traded or quoted, then, such amendment will be subject to shareholder approval and will not be effective unless and until such approval has been obtained.

(b) The Board will not, without the further approval of the shareholders of the Company, authorize the amendment of any outstanding Option Right to reduce the Option Price. Furthermore, no Option Right will be cancelled and replaced with awards having a lower Option Price without further approval of the shareholders of the Company. This Section 14(b) is intended to prohibit the repricing of “underwater” Option Rights and will not be construed to prohibit the adjustments provided for in Section 9 of this Plan.

(c) Subject to Section 15(b) hereof, the Board may amend the terms of any award theretofore granted under this Plan prospectively or retroactively. Subject to Section 9 above, no such amendment shall impair the rights of any Participant without his or her consent. The Board may, in its discretion, terminate this Plan at any time. Termination of this Plan will not affect the rights of Participants or their successors under any awards outstanding hereunder and not exercised in full on the date of termination.

      15. Termination. No grant will be made under this Plan more than 10 years after the date on which this Plan is first approved by the shareholders of the Company, but all grants made on or prior to such date will continue in effect thereafter subject to the terms thereof and of this Plan.

      16. Governing Law. This Plan and all grants and awards and actions taken thereunder shall be governed by and construed in accordance with the internal substantive laws of the State of Ohio.

      17. Miscellaneous Provisions.

(a) The Company will not be required to issue any fractional shares of Common Stock pursuant to this Plan. The Board may provide for the elimination of fractions or for the settlement of fractions in cash.

(b) This Plan will not confer upon any Participant any right with respect to continuance of service as Director with the Company, nor will it interfere in any way with any right the Company would otherwise have to terminate such Participant’s service at any time.

(c) Unless otherwise determined by the Board, if a Nonemployee Director subsequently becomes an employee of the Company or Subsidiary while remaining a member of the Board, any Option Rights, Appreciation Rights, Restricted Stock or Restricted Stock Units held under the Plan by such individual at the time of such commencement of employment will not be effected hereby.

(d) No award under this Plan may be exercised by the holder thereof if such exercise, and the receipt of cash or stock thereunder, would be, in the opinion of counsel selected by the Board, contrary to law or the regulations of any duly constituted authority having jurisdiction over this Plan.

(e) No Participant shall have any rights as a stockholder with respect to any shares subject to awards granted to him or her under this Plan prior to the date as of which he or she is actually recorded as the holder of such shares upon the stock records of the Company.

(f) The Board may condition the grant of any award or combination of awards authorized under this Plan on the surrender or deferral by the Participant of his or her right to receive compensation otherwise payable by the Company to the Participant.

(g) Participants shall provide the Company with a written election form setting forth the name and contact information of the person who will have beneficial ownership rights upon the death of the Participant.

(h) If any provision of this Plan is or becomes invalid, illegal or unenforceable in any jurisdiction, or would disqualify this Plan or any award under any law deemed applicable by the Board, such provision shall be construed or deemed amended or limited in scope to conform to applicable laws or, in the discretion of the Board, it shall be stricken and the remainder of this Plan shall remain in full force and effect.

ADMISSION TICKET
(Not Transferable)
2006 ANNUAL MEETING OF SHAREHOLDERS
THE SHERWIN-WILLIAMS COMPANY
Wednesday, April 19, 2006
9:00 A.M.
Landmark Conference Center
927 Midland Building
101 Prospect Avenue, N.W.
Cleveland, Ohio
Please present this Admission Ticket, along with valid photo identification, for admission to the Annual Meeting. This Admission Ticket only admits the shareholder identified on the reverse side and is non-transferable.
At the Annual Meeting, shareholders will act upon the proposals outlined in the Notice of Annual Meeting of Shareholders, including the election of directors, the approval of The Sherwin-Williams Company 2006 Equity and Performance Incentive Plan, the approval of The Sherwin-Williams Company 2006 Stock Plan for Nonemployee Directors, the ratification of the appointment of Sherwin-Williams’ independent registered public accounting firm, and the consideration of such other business as may properly come before the Annual Meeting.
▼ DETACH ADMISSION TICKET HERE ▼

THE SHERWIN-WILLIAMS COMPANY PROXY/VOTING INSTRUCTION CARD ANNUAL MEETING OF SHAREHOLDERS — APRIL 19, 2006
     The undersigned authorizes C.M. CONNOR, S.P. HENNESSY and L.E. STELLATO, and each of them, with power of substitution, to vote and otherwise represent all of the shares of common stock and convertible participating serial preferred stock of The Sherwin-Williams Company which the undersigned is entitled to vote at the Annual Meeting of Shareholders on April 19, 2006, and any adjournment(s) thereof, as indicated on the reverse side, and in their discretion on all other matters as may properly come before the Annual Meeting. This card also provides voting instructions for shares of common stock, if any, held for the account of the undersigned by The Bank of New York, as agent of the Stock Ownership and Automatic Dividend Reinvestment Plan, and by Fidelity Management Trust Company, as trustee of the Employee Stock Purchase and Savings Plan.
     This card is solicited jointly by the Board of Directors, The Bank of New York (with respect to shares held under the Dividend Reinvestment Plan) and Fidelity (with respect to shares held under the Stock Purchase and Savings Plan). You are encouraged to specify your vote by completing the reverse side of this card. When properly completed and signed, your shares will be voted in accordance with your directions. To vote in accordance with the Board of Directors’ recommendations, simply sign, date and return this card; no boxes need be marked. If you sign and return this card without specifying your vote, your shares will be voted FOR Proposals 1, 2, 3 and 4 and in the proxy holder’s discretion upon all other matters as may properly come before the Annual Meeting. If you do not timely sign and return this card, the proxy holders cannot vote your shares (or, in the case of the Stock Purchase and Savings Plan, if you do not sign and return this card by the close of business on April 13, 2006, your shares will be voted in the same proportion as Fidelity votes those shares for which it receives proper instructions).

Mark this box if you have included comments.	☐
THE SHERWIN-WILLIAMS COMPANY
P.O. BOX 11031
NEW YORK, N.Y. 10203-0031

(Continued and to be dated and signed on reverse side.)

YOUR VOTE IS IMPORTANT
VOTE BY INTERNET / TELEPHONE
24 HOURS A DAY, 7 DAYS A WEEK

INTERNET
https://www.proxyvotenow.com/shw
•	Go to the website address listed above.

•	Have your proxy card ready.

•	Follow the simple instructions that appear on your computer screen.

OR
TELEPHONE
1-888-216-1307
•	Use any touch-tone telephone.

•	Have your proxy card ready.

•	Follow the simple recorded instructions.

OR
MAIL

•	Mark, sign and date your proxy card.

•	Detach your proxy card.

•	Return your proxy card in the postage-paid envelope provided.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. If you have submitted your proxy by the Internet or telephone, there is no need for you to mail back your proxy card.

1-888-216-1307
CALL TOLL-FREE TO VOTE
If you have chosen to view our proxy statements and annual reports over the Internet instead of receiving paper copies in the mail, you can access our proxy statement and 2005 annual report electronically at our web site, http://proxymaterials.sherwin.com

☐	▼ DETACH PROXY CARD HERE IF YOU ARE NOT VOTING BY THE INTERNET OR TELEPHONE ▼

Sign, Date and Return this Card Promptly Using the Enclosed Envelope.	☒ Votes must be indicated (x) in Black or Blue ink.

A vote “FOR” Proposal 1 is recommended by the Board of Directors.
1.	ELECTION OF 11 DIRECTORS: 01-A.F. ANTON, 02-J.C. BOLAND, 03-C.M. CONNOR, 04-D.E. EVANS, 05-D.F. HODNIK, 06-S.J. KROPF, 07-R.W. MAHONEY, 08-G.E. MCCULLOUGH, 09-A.M. MIXON, III, 10-C.E. MOLL, 11-R.K. SMUCKER

FOR ALL	☐	WITHHOLD FOR ALL	☐	EXCEPTIONS	☐
(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box and write that nominee’s name on the line below).

Mark this box if you have included a change of address.	☐

A vote “FOR” Proposals 2, 3 and 4 is recommended by the Board of Directors.		FOR	AGAINST	ABSTAIN

2.	APPROVAL OF THE 2006 EQUITY AND PERFORMANCE INCENTIVE PLAN	☐	☐	☐

3.	APPROVAL OF THE 2006 STOCK PLAN FOR NONEMPLOYEE DIRECTORS	☐	☐	☐

4.	RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	☐	☐	☐
In their discretion, the proxy holders are authorized to vote upon all other matters as may properly come before the Annual Meeting or any adjournment thereof.

SCAN LINE

Please sign exactly as your name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, guardian or in other representative capacity, please give your full title.

Date	Shareholder sign here	Co-Owner sign here